As filed with the Securities and Exchange Commission on January 27, 2020

Registration No. 333-234577

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

New You, Inc.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction incorporation or organization)

5960
(Primary Standard Industrial Classification Code Number)

26-3062661
(I.R.S. Employer Identification Number)

3246 Grey Hawk Court

Carlsbad, California 92010

(866) 611-4694

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

VCorp Services, LLC

702 S. Carson St., Ste. 200

Carson City, NV 89701

(888) 528-2677

(Name including zip code and telephone number, including area code, of agent for service)

With copies to:

Joe Laxague.
Laxague Law, Inc.
1 East Liberty, Suite 600
Reno, Nevada 89501
(775) 234-5221

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

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If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Number of shares to be Registered	Proposed Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.00001 par value per share	5,823,576 (2)	$1.23	$7,162,998.48	$929.76 (3)

(1)This price was designated by New You, Inc. The selling shareholders will sell up to 5,823,576 shares of common stock at a price of $1.23 per share, or, if and when our common stock is quoted on the OTCQB market, at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices.  See “Plan of Distribution” contained in the prospectus.

(2)  Represents shares of common stock held by certain selling stockholders and issued by the registrant in private placements and otherwise as described herein.

(3)  Computed in accordance with Section 6(b) of the Securities Act as in effect on December 22, 2014. Pursuant to Rule 457(a), a registration fee of $929.76 will be paid by the Company.

In accordance with Rule 416(a) under the Securities Act, the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

WE HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL WE SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED January 27, 2020

PROSPECTUS

5,823,576 Shares of Common Stock

New You, Inc.

This prospectus relates to the resale, from time to time, by the selling stockholders identified in this prospectus under the caption “Selling Stockholders,” of up to 5,823,576 shares of the common stock of New You, Inc., a Nevada corporation. The selling shareholders will sell their shares of common stock at a fixed price of $1.23 per share, or, if and when our common stock is quoted on the OTCQB market, at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices.

This prospectus covers any additional shares of common stock that may become issuable by reason of stock splits, stock dividends, and other events described therein.

Unless otherwise noted, the terms “the Company,” “our Company,” “we,” “us” and “our” refer to New You, Inc. and its subsidiary.

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We are not selling any shares under this prospectus and will not receive any proceeds from any sale or disposition by the selling stockholders of the shares covered by this prospectus. In addition, we will pay all fees and expenses incident to the registration of the resale of shares under this prospectus. The selling stockholders may offer their shares from time to time directly or through one or more underwriters, broker-dealers or agents, in the over-the-counter market at market prices prevailing at the time of sale, or in one or more privately negotiated transactions at prices acceptable to the selling stockholders. Our common stock is presently quoted on the “Pink – Current Information” tier of the over-the-counter market operated by OTC Markets Group, Inc. under the symbol “NWYU”. On December 12, 2019, the last reported sale price for our common stock on the OTC Markets was $2.00 per share.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 7 of this Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is January 27, 2020 .

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information that is different from that contained in this Prospectus. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The information in this Prospectus is complete and accurate only as of the date on the front cover regardless of the time of delivery of this Prospectus or of any sale of our securities.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire Prospectus, including our financial statements and the documents to which we refer you. The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Registration Statement of which this Prospectus is a part.

Unless the context indicates or suggests otherwise, references to “we,” “our,” “us,” the “Company,” or the “Registrant” refer to New You, Inc., a Nevada corporation, and its wholly-owned subsidiary, New You LLC, see merger information below.

Business Overview

New You, Inc.’s principal business is the marketing of unique and proprietary cannabidiol (“CBD”) products, which include CBD beverage enhancers that can be added to any beverage, CBD infused coffee, and CBD oil tinctures. The Company has 5 products:

•	DROPS - 220 mgs of CBD – odorless, tasteless, flavorless and can be added to any beverage or liquid.

•	CB2 & CBD 2 Plus - A Multi Spectrum Hemp-extracted CBD and Beta-Caryophyllene (β-Caryophyllene is the primary sesquiterpene contributing to the spiciness of black pepper; it is also a major constituent of cloves, hops, rosemary, copaiba, and cannabis), naturally blended coconut-derived MCT oil (made from a coconut fat called medium-chain triglyceride) and a hint of peppermint.

•	Drops for Pets - This 50 mgs CBD product is designed to be used by pets.

•	ENDO30 –

o	CAFFE CANNA - Caffe Canna is a rich organic CBD-infused non-GMO dark roast coffee.

o	ABSORB – Made of a Japanese root and rice flour veggie capsule.

o	RELEASE - Made with organic Clove, Cascara Sagrada, Agave Inulin, Rhubarb Root Extract, Slippery Elm Bark, Aloe Vera and other herbs.

•	Drops FX –Our proprietary blend of CBD and Vitamins B3, B6, B9 & B12, that you can use in any drink or liquid.

•	Drops FX Sleep –A blend of CBD, GABA (Gamma-amino butyric acid is an amino acid in the body that acts as a neurotransmitter in the central nervous system), Melatonin, Valerian Root.

New You, Inc. through its wholly owned subsidiary, New You LLC, markets and sells its products through a multi-level marketing and direct sales opportunity afforded to independent business owners called “Brand Partners”. Commissions are earned on product sales to Brand Partners and their customers at a rate of 10% for every transaction, plus a specified spread on recurring sales. Brand Partners earn a 5% commission on sales by other team members at lower levels up to nine level below the Brand Partner. Brand Partners can earn an additional bonus for customer sales and team sales. The team bonus is $400 for each time the team bonus volume reaches a certain amount in a 30 day period. Brand Partners can also earn an initial bonus of 20% of the transaction value for qualifying Brand Partners in the Brand Partner’s first 30 days. There is a risk that Brand Partners may find it difficult to sell in a network marketing environment. Brand Partners may also find it difficult to sell CBD related products due to the uncertainty surrounding FDA regulations of CBD and hemp related products. Lastly, public perception of CBD products may be negative, as such products are derived from the Hemp plant. The Company does not hold any patents or trademarks and, as a result, may be vulnerable to competition from other companies offering very similar products and product brands The Company purchases inventory from Carlsbad Naturals LLC. Carlsbad Naturals LLC is owned by one of the shareholders of New You, Inc. As a result, we are dependent on a related party for product inventory and do not have a broad base of unaffiliated suppliers. The officers and directors of the Company own 43.81% of the outstanding common shares. Accordingly, management will have a determinative influence on matters requiring shareholder approval.

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We conduct our principal operations through one operating subsidiary, New You LLC, a Wyoming limited liability company. Our net losses for 2018 and the nine months ended September 30, 2019 were $428,006 and $517,942 respectively. The Company will need to raise between $250,000 and $500,000 in additional capital to fund operations based on the current level of sales. We can provide no assurance that the required additional capital will be available to us on favorable terms, or at all.

Change In Control and Transition to the New You LLC Business

We were originally incorporated as Nova Mining Corporation in Nevada on December 29, 2005. After a change in control the Company changed its name to “The Radiant Creations Group, Inc.” Prior to our transition to the New You LLC business, we were focused on developing and marketing a skin crème and other cosmetic and over-the-counter personal enhancement products and devices.

On July 11, 2018, we closed our Subscription and Securities Purchase Agreement (the “SPA”) with three investors, Carlsbad Naturals, LLC, Ray Grimm, and Nish Mehta. Under the SPA, the investors were issued a (collectively) controlling interest in the Company consisting of a total of 9,695,328 shares of common stock. These shares were issued in exchange for a total Purchase Price of $95,000. The Purchase Price was used to settle and retire our notes payable, for certain compliance costs, and for generalworking capital. In conjunction with the SPA, our formerly controlling shareholder, Biodynamic Molecular Technologies, LLC, exchanged its preferred stock for a total of 269,315 shares of common stock. Upon issue, these shares were transferred to principal of Biodynamic Molecular Technologies, LLC, Michael Alexander. This common stock position, which represented 2.5% of our post-closing common stock, was formerly non-dilutable for a period of one (1) year.

We conduct our current operations through our wholly-owned subsidiary, New You LLC. New You LLC was formed with three founding members – Ray Grimm, Jr., Nish Mehta, and Jared Berry – and began its operations on August 1, 2018. From its inception, New You, LLC has focused on the marketing and distribution of CBD-related products through its network marketing program. Following its acquisition by the Company on January 9, 2019, New You, LLC has continued its operations without interruption as a wholly-owned subsidiary of the Company.

On January 9, 2019, The Radiant Creations Group, Inc. completed a reverse recapitalization (“Recapitalization”) with New You LLC, a privately held Wyoming limited liability company in accordance with the terms of a share exchange agreement (“Share Exchange Agreement”). Pursuant to the Share Exchange Agreement, The Radiant Creations Group, Inc. issued 15,974,558 common shares in exchange for one hundred percent (100%) of the outstanding units of New You LLC (11,450 units), with New You LLC becoming a wholly-owned operating subsidiary of the consolidated company. The transaction was accounted for as a reverse recapitalization because The Radiant Creations Group, Inc. was a shell company prior to the transaction. For accounting purposes, New You LLC is considered to have obtained the net monetary assets of The Radiant Creations Group, Inc. in exchange for equity. Upon the consummation of the Recapitalization, the historical financial statements of New You LLC became the consolidated company’s historical financial statements. Accordingly, we have included in this filing (1) the financial statements of The Radiant Creations Group, Inc. as of and for the nine months ended September 30, 2019 and 2018, which include the historical balances and operating results of New You LLC, except that the capital structure of New You LLC has been adjusted based on the ratio of common shares issued and units transferred in accordance with the Share Exchange Agreement (approximately 1,395 shares per member unit), (2) the financial statements of New You LLC as of and for the year ended December 31, 2018, which include the historical balances and operating results of New You LLC, except that the capital structure of New You LLC has been adjusted based on the ratio of common shares issued and units transferred in accordance with the Share Exchange Agreement, and (3) the standalone financial statements of The Radiant Creations Group, Inc. (now known as New You, Inc.) as of and for the years ended December 31, 2018 and 2017, which include the historical balances and operating results of The Radiant Creations Group, Inc. Following the New You LLC acquisition, the Company has focused exclusively on developing and expanding New You LLC’s multi-level marketing and direct sales operation for CBD products.

On March 8, 2019, pursuant to stockholder consent, we changed our name to New You, Inc. and approved a reverse split of our common stock on a 1 for 50 basis. Except where otherwise indicated, all share and per share amounts in this filing have been retrospectively adjusted to reflect this reverse split..

Corporate Information

Our principal executive offices are located at 3246 Grey Hawk Court, Carlsbad, California 92010. Our telephone number is (866) 611-4694. We maintain a corporate website at www.newyounow.com.

Transfer Agent

The transfer agent for our Common Stock is Action Stock Transfer at 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, Utah 84121. The transfer agent’s telephone number is (801) 274-1088.

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Summary of the Offering

Securities offered by the Selling Stockholders	Up to 5,823,576 shares of common stock previously issued in exempt private offerings
Use of Proceeds

All proceeds from the sale of the shares of common stock under this prospectus will be for the account of the selling stockholders. We will not receive any proceeds from the sale of our shares of common stock offered pursuant to this prospectus.

Common Stock Outstanding	32,985,200 shares of common stock are currently issued and outstanding. No new shares of common stock are being offering under this prospectus.
Risk Factors

An investment in our common stock involves a high degree of risk and could result in a loss of your entire investment. Prior to making an investment decision, you should carefully consider all of the information in this Prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 7.

OTC Markets Trading Symbol	NWYU

Summary Financial Data

The following tables summarize our financial data for the periods indicated. We derived our summary statements of operations data for the year ended December 31, 2018 and our balance sheet data as of December 31, 2018 from our audited financial statements included elsewhere in this prospectus. The statement of operations data for the six months ended September 30, 2019 and the balance sheet data as of September 30, 2019 are derived from our unaudited financial statements that are included elsewhere in this prospectus. In the opinion of management, the unaudited financial statements have been prepared on the same basis as our audited financial statements and include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the information set forth therein. The results for any interim period are not necessarily indicative of the results that may be expected for a full year. Our historical results are not necessarily indicative of the results that may be expected in any future period.

The summary financial data below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

	Consolidated
	Nine Months Ended	Year Ended	Year Ended
	September 30,	December 31,	December 31,
Statements of Operations Data:	2019	2018	2017
	(Unaudited)
Total revenues	$2,243,365	$898,153	$—
Cost of goods sold	$372,666	$197,415	$—
Net income (loss)	$(517,942)	$(428,006)	$—
Net loss per share attributable to common stockholders, basic and diluted	$(0.02)	$(0.05)	$—
Weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	26,424,522	8,218,053

	Consolidated
	Nine Months Ended
	September 30,	December 31,	December 31,
Balance Sheet Data:	2019	2018	2017
	(unaudited)
Cash	$34,636	$27,310	$—
Current assets	$171,927	$141,672	$—
Long-Term Assets	$142,241	$31,587
Total assets	$314,168	$173,259	$—
Current liabilities	$783,350	$474,265	$—
Long-Term Liabilities	$52,035	—
Stockholders’ equity (deficit)	$(521,217)	$(301,006)	$—
Total liabilities and stockholders’ deficit	$314,168	$173,259	$—

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RISK FACTORS

An investment in our securities is subject to numerous risks, including the risk factors described below. You should carefully consider the risks, uncertainties, and other factors described below, in addition to the other information set forth in this Prospectus, before making an investment decision with regard to our securities. Any of these risks, uncertainties, and other factors could materially and adversely affect our business, financial condition, results of operations, cash flows, or prospects. In that case, the trading price of our Common Stock could decline, and you may lose all or part of your investment. See also “Cautionary Note Regarding Forward-Looking Statements.”

RISKS RELATING TO OUR BUSINESS AND INDUSTRY

We have a limited operating history, which may make it difficult for investors to predict future performance based on current operations.

We have a limited operating history upon which investors may base an evaluation of our potential future performance. In particular, we have not proven that the Company’s multi-level marketing business model will work. As a result, there can be no assurance that we will be able to develop or maintain consistent revenue sources, or that our operations will be profitable and/or generate positive cash flows.

Any forecasts we make about our operations may prove to be inaccurate. We must, among other things, determine appropriate risks, rewards, and level of investment in our products, respond to economic and market variables outside of our control, respond to competitive developments and continue to attract, retain, and motivate qualified employees. There can be no assurance that we will be successful in meeting these challenges and addressing such risks and the failure to do so could have a materially adverse effect on our business, results of operations, and financial condition. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in the early stage of development. As a result of these risks, challenges, and uncertainties, the value of your investment could be significantly reduced or completely lost.

We have incurred significant losses in prior periods, and losses in the future could cause the quoted price of our Common Stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

We have incurred significant losses in prior periods. For the nine months ended September 30, 2019, we incurred a net loss of $517,942 and, as of that date, we had an accumulated deficit of $945,948. For the year ended December 31, 2018, we incurred a net loss of $428,006 and, as of that date, we had an accumulated deficit of $428,006. Any losses in the future could cause the quoted price of our Common Stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

We will likely need additional capital to sustain our operations and will likely need to seek further financing, which we may not be able to obtain on acceptable terms or at all. If we fail to raise additional capital as needed, our ability to implement our business model and strategy could be compromised.

We have limited capital resources and operations. To date, our operations have been funded entirely from the proceeds of debt and equity financings. We expect to require substantial additional capital in the near future to expand our products and establish our targeted levels of commercial production. We may not be able to obtain additional financing on terms acceptable to us, or at all.

Even if we obtain financing for our near-term operations, we expect that we will require additional capital thereafter. Our capital needs will depend on numerous factors including: (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership held by our existing stockholders will be reduced and our stockholders may experience significant dilution. In addition, new securities may contain rights, preferences or privileges that are senior to those of our Common Stock. If we raise additional capital by incurring debt, this will result in increased interest expense. If we raise additional funds through the issuance of securities, market fluctuations in the price of our shares of Common Stock could limit our ability to obtain equity financing.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. If we are unable to raise capital when needed, our business, financial condition, and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.

We face intense competition and many of our competitors have greater resources that may enable them to compete more effectively.

The industries in which we operate in general are subject to intense and increasing competition. Some of our competitors may have greater capital resources, facilities, and diversity of products, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our products. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

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If we fail to protect our intellectual property, our business could be adversely affected.

Our viability will depend, in part, on our ability to maintain the proprietary aspects of our products to distinguish our products from our competitors’ products. We do not have trademarks or patents on our products and therefore must rely on, trade secrets and confidentiality provisions to protect the unique aspects of our supplier’s products.

Competitors may harm our sales by designing products that mirror the capabilities of our products or technology without infringing on our vendor’s intellectual property rights. If our vendors do not obtain sufficient protection for their intellectual property, or if they are unable to effectively enforce their intellectual property rights, our competitiveness could be impaired, which would limit our growth and future revenue.

Although we believe that our technology does not and will not infringe upon the patents or violate the proprietary rights of others, it is possible such infringement or violation has occurred or may occur, which could have a material adverse effect on our business.

We are not aware of any infringement by us of any person’s or entity’s intellectual property rights. In the event that products we sell are deemed to infringe upon the patents or proprietary rights of others, we could be required to modify our products, or obtain a license for the manufacture and/or sale of such products, or cease selling such products. In such event, there can be no assurance that we would be able to do so in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do any of the foregoing could have a material adverse effect upon our business.

There can be no assurance that we will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action. If our products or proposed products are deemed to infringe or likely to infringe upon the patents or proprietary rights of others, we could be subject to injunctive relief and, under certain circumstances, become liable for damages, which could also have a material adverse effect on our business and our financial condition.

Our trade secrets may be difficult to protect.

Our success depends upon the skills, knowledge, and experience of our scientific and technical personnel, our consultants and advisors, as well as our licensors and contractors. Because we operate in several highly competitive industries, we rely in part on trade secrets to protect our proprietary technology and processes. However, trade secrets are difficult to protect. We enter into confidentiality or non-disclosure agreements with our corporate partners, employees, consultants, outside scientific collaborators, developers, and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third parties confidential information developed by the receiving party or made known to the receiving party by us during the course of the receiving party’s relationship with us. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to us will be our exclusive property, and we enter into assignment agreements to perfect our rights.

These confidentiality, inventions, and assignment agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case we would not be able to prevent the use of such trade secrets by our competitors. The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be difficult, expensive, and time consuming and the outcome would be unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. The failure to obtain or maintain meaningful trade secret protection could adversely affect our competitive position.

Our business, financial condition, results of operations, and cash flows have been, and may in the future be, negatively impacted by challenging global economic conditions.

The recent global economic slowdown has caused disruptions and extreme volatility in global financial markets, increased rates of default and bankruptcy, and declining consumer and business confidence, which has led to decreased levels of consumer spending. These macroeconomic developments have and could continue to negatively impact our business, which depends on the general economic environment and levels of consumer spending. As a result, we may not be able to maintain our existing customers or attract new customers, or we may be forced to reduce the price of our products. We are unable to predict the likelihood of the occurrence, duration or severity of such disruptions in the credit and financial markets and adverse global economic conditions. Any general or market-specific economic downturn could have a material adverse effect on our business, financial condition, results of operations, and cash flows.

Our future success depends on our key executive officers and our ability to attract, retain, and motivate qualified personnel.

Our future success largely depends upon the continued services of our executive officers and management team, especially our President and Chief Executive Officer, Mr. Ray Grimm Jr. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Additionally, we may incur additional expenses to recruit and retain new executive officers. If any of our executive officers joins a competitor or forms a competing company, we may lose some or all of our customers. Finally, we do not maintain “key person” life insurance on any of our executive officers. Because of these factors, the loss of the Services of any of these key persons could adversely affect our business, financial condition, and results of operations, and thereby an investment in our Common Stock.

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Our continuing ability to attract and retain highly qualified personnel will also be critical to our success because we will need to hire and retain additional personnel as our business grows. There can be no assurance that we will be able to attract or retain highly qualified personnel. We face significant competition for skilled personnel in our industry. This competition may make it more difficult and expensive to attract, hire, and retain qualified managers and employees. Because of these factors, we may not be able to effectively manage or grow our business, which could adversely affect our financial condition or business. As a result, the value of your investment could be significantly reduced or completely lost.

Federal and State Government regulations may change how we do business

The effect of existing or probable federal and state government regulations on our business is not known at this time. Due to the nature of our business, it is anticipated that there may be increasing government regulation that may cause us to have to take serious corrective actions or make changes to the business plan. Federal and State government agencies have not yet put Hemp and CBD regulations into effect, these proceedings over time should result in revisions or decisions providing even greater legal certainty for CBD sellers.

CBD related products have not established legality within the FDA

The FDA has deemed marketing food to which CBD has been added, or labeling CBD as a dietary supplement, to be impermissible.. The FDA is continuing to assess potential pathways available for various types of CBD products to be lawfully marketed. The FDA has summarized its current policies regarding CBD products at: https://www.fda.gov/news-events/public-health-focus/fda-regulation-cannabis-and-cannabis-derived-products-including-cannabidiol-cbd.

As discussed in Item 14 of its summary, the FDA has thus far limited its enforcement actions regarding CBD sellers to actions involving the impermissible use of medical or therapeutic claims for CBD products. Should the FDA change its enforcement policies regarding CDB products and begin broader enforcement actions against all sellers of products containing CBD, we would be forced to take serious corrective actions or make drastic changes to our business plan, and our business may fail. In addition, we cannot predict the form and content of future FDA regulations regarding CBD. Should the FDA adopt a legal framework for the marketing of CBD products, the requirements of its new regulations may be costly or burdensome such that we will lack the financial resources to become compliant with them.

Network marketing guidelines set by the Federal Trade Commission could impact how we do business.

As a network marketing company, we have to follow specific guidelines set by the Federal Trade Commission. The Company and its Brand Partners must follow all of these guidelines. Should the Company or Brand Partners deviate from these guidelines, the company could be fined and would have to take corrective actions. One of the FTC’s primary concerns with regard to “multi-level marketing” (“MLM”) or “network marketing” businesses is the potential for the compensation structure of an MLM business to be unfair or deceptive within the meaning of Section 5 of the FTC Act. At the most basic level, FTC policy requires that an MLM pay compensation that is based on actual sales to real customers, rather than based on mere wholesale purchases or other payments by its participants. In evaluating MLM practices, the FTC focuses on how the structure as a whole operates in practice, and considers factors including marketing representations, participant experiences, the compensation plan, and the incentives that the compensation structure creates. The assessment of an MLM’s compensation structure is a fact-specific determination that the FTC makes after careful investigation. In any such investigation, the FTC staff is likely to consider whether features of the MLM’s compensation structure incentivize or encourage participants to purchase product for reasons other than satisfying their own personal demand or actual consumer demand in the marketplace. Second, the FTC staff is likely to consider information bearing on whether particular wholesale purchases by business opportunity participants were made to satisfy personal demand. In addition, FTC focuses on whether an MLM’s representations regarding is business opportunity are deceptive. Although we believe the compensation structure for our Brand Partners and the other features of our network marketing program are in compliance with current FTC guidelines, any material change to those guidelines could force us to restructure our Brand Partners program or otherwise adversely affect our business.

We may not be able to effectively manage our growth or improve our operational, financial, and management information systems, which would impair our results of operations.

In the near term, we intend to expand the scope of our operations activities significantly. If we are successful in executing our business plan, we will experience growth in our business that could place a significant strain on our business operations, finances, management and other resources. The factors that may place strain on our resources include, but are not limited to, the following:

•	The need for continued development of our financial and information management systems;

•	The need to manage strategic relationships and agreements with manufacturers, customers and partners; and

•	Difficulties in hiring and retaining skilled management, technical, and other personnel necessary to support and manage our business.

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Additionally, our strategy envisions a period of rapid growth that may impose a significant burden on our administrative and operational resources. Our ability to effectively manage growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage, and retain qualified management and other personnel. There can be no assurance that we will be successful in recruiting and retaining new employees or retaining existing employees.

We cannot provide assurances that our management will be able to manage this growth effectively. Our failure to successfully manage growth could result in our sales not increasing commensurately with capital investments or otherwise materially adversely affecting our business, financial condition, or results of operations.

If we are unable to continually innovate and increase efficiencies, our ability to attract new customers may be adversely affected.

In the area of innovation, we must be able to develop new technologies and products that appeal to our customers. This depends, in part, on the technological and creative skills of our personnel. We may not be successful in the development, introduction, marketing, and sourcing of new technologies or innovations, that satisfy customer needs, achieve market acceptance, or generate satisfactory financial returns.

Litigation may adversely affect our business, financial condition, and results of operations.

From time to time in the normal course of our business operations, we may become subject to litigation that may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to our business operations are required. The cost to defend such litigation may be significant and may require a diversion of our resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. Insurance may not be available at all or in sufficient amounts to cover any liabilities with respect to these or other matters. A judgment or other liability in excess of our insurance coverage for any claims could adversely affect our business and the results of our operations.

Our officers and directors have significant control over stockholder matters and the minority stockholders will have little or no control over our affairs.

Our officers and directors currently own approximately 43.81% of our outstanding Common Stock, and thus significant control over stockholder matters, such as election of directors, amendments to the Articles of Incorporation, and approval of significant corporate transactions. As a result, our minority stockholders will have little or no control over its affairs.

Our internal controls and accounting methods may require modification.

We continue to review and develop controls and procedures sufficient to accurately report our financial performance on a timely basis.  If we do not develop and implement effective controls and procedures, we may not be able to report our financial performance on a timely basis and our business and stock price would be adversely affected.

If we fail to implement and maintain proper and effective internal controls and disclosure controls and procedures pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, our ability to produce accurate and timely financial statements and public reports could be impaired, which could adversely affect our operating results, our ability to operate our business, and investors’ views of us.

The Sarbanes-Oxley Act of 2002 requires that we report annually on the effectiveness of our internal control over financial reporting. Among other things, we must perform systems and processes evaluation and testing. We must also conduct an assessment of our internal controls to allow management to report on our assessment of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. We are required to provide management’s assessment of internal controls in conjunction with the filing our Annual Report on Form 10-k. The failure to implement and maintain proper and effective internal controls and disclosure controls could result in material weaknesses in our financial reporting such as errors in our financial statements and in the accompanying footnote disclosures that could require restatements. Investors may lose confidence in our reported financial information and disclosure, which could negatively impact our stock price.

We do not expect that our internal controls over financial reporting will prevent all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. Over time, controls may become inadequate because changes in conditions or deterioration in the degree of compliance with policies or procedures may occur. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

The Company has the following material weaknesses:

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•	The Company lacks an effective control environment since there are insufficient personnel to exercise appropriate oversight of accounting judgments and estimates. We do not believe that this weakness had any impact on the financial statements. The Company plans on hiring a sufficient accounting staff to remediate this weakness, along with formalized procedures to review financial statements by management and the board of directors on a periodic basis.

•	Due to limited accounting and financial reporting resources, the Company lacks formal processes to identify, update, and assess risks to the Company’s financial reporting. We do not believe that this weakness had any impact on the financial statements. The Company has planned increased use of consultants to assist in putting formal processes in place to help identify and assess financial reporting risks along with formalizing procedures to review financial statements by management and the board of directors on a periodic basis.

•	Due to limited accounting and financial reporting resources, the Company has not implemented significant monitoring controls. We do not believe that this weakness had any impact on the financial statements. Review and oversight procedures are currently being documented by management and will be fully implemented going forward. These procedures include management signoff of financial reports, bank balances and transactions, as well as access controls over bank software, accounting software, and sales software.

•	Due to limited accounting and financial reporting resources, authorization, approval, and review controls over the Company's financial statements and accounting records have not been implemented or have not been applied consistently. This includes controls over the identification, approval, and disclosure of related party transactions. In certain cases, formal documentation does not exist regarding the design of controls, evidence of implementation of controls, or evidence of occurrence of certain transactions. In addition, certain of the Company’s processes lack segregation of duties. We do not believe that this weakness had any impact on the Company’s financial statements. The Company plans to have formal review and approval process documented and implemented immediately. Such processes include review and approval of all financial transactions that are not in the normal course of business by management and board of directors. Further, normal day to day transactions such as sales reports, check ledgers, commission expense will be reviewed and approved by management on a regular basis effective immediately. Further, transactions that are spotted outside the normal business activity will have dual management approval. Finally, we will implement access controls over bank software, accounting software, and sales software.

•	Controls at the Company’s subservice organization were not designed or operating effectively so as to ensure that the revenue and commission expense recognized in the Company’s financial statements were materially correct. We do not believe that this weakness had any impact on the financial statements. The subservice organization lacked policies and procedures documenting controls and processes over logical access, change management, IT operations, and IT security The programmed commission plan in our software did not perfectly agree to our documented commission plan. As a result, manual adjustments were made to correct commissions paid. Management took steps to correct the programming to the point where commissions are being calculated correctly through the system. Management has tested the programming by manually calculating commissions over a six-month period without exceptions. Management also performs analytical procedures such as commissions to sales ratio analyses on a monthly basis to evaluate the reasonableness of commissions. These percentages have been consistent over the past six months. We have also noted that we have had no complaints from distributors about commissions received.

Our insurance coverage may be inadequate to cover all significant risk exposures.

Like all sellers of products for human consumption, we cannot eliminate the risk that our products may be subjection to contamination during the manufacturing or distribution process, causing illness or injury to the consumer. While we intend to maintain insurance for certain risks, the amount of our insurance coverage may not be adequate to cover all claims or liabilities, and we may be forced to bear substantial costs resulting from risks and uncertainties of our business. It is also not possible to obtain insurance to protect against all operational risks and liabilities. The failure to obtain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition, and results of operations. We do not have any business interruption insurance. Any business disruption or natural disaster could result in substantial costs and diversion of resources.

Our failure to maintain and expand our distributor relationships could adversely affect our business.

We distribute our products through independent distributors, and we depend upon them directly for all of our sales in most of our markets.  Accordingly, our success depends in significant part upon our ability to attract, retain and motivate a large base of distributors.  Our direct selling organization is headed by a relatively small number of key distributors.  The loss of a significant number of distributors, especially key distributors, could materially and adversely affect sales of our products and could impair our ability to attract new distributors.  Moreover, the replacement of distributors could be difficult because, in our efforts to attract and retain distributors, we compete with other direct selling organizations, including but not limited to those in the personal care, cosmetic product and nutritional supplement industries.  Our distributors may terminate their services with us at any time..

The number of active distributors or their productivity may not increase and could decline in the future.  We cannot accurately predict any fluctuation in the number and productivity of distributors because we primarily rely upon existing distributors to sponsor and train new distributors and to motivate new and existing distributors. Operating results could be adversely affected if our existing and new business opportunities and products do not generate sufficient economic incentive or interest to retain existing distributors and to attract new distributors.

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The number and productivity of our distributors could be harmed by several factors, including:

●	adverse publicity or negative perceptions regarding us, our products, our method of distribution or our competitors;
●	lack of interest in, or the technical failure of, existing or new products;

●	lack of interest in our existing compensation plan for distributors or in enhancements or other changes to that compensation plan;
●	our actions to enforce our policies and procedures;

●	regulatory actions or charges or private actions against us or others in our industry;
●	general economic and business conditions;

●	changes in management or the loss of one or more key distributor leaders;
●	entry of new competitors, or new products or compensation plan enhancements by existing competitors, in our markets; and

●	potential saturation or maturity levels in a given country or market which could negatively impact our ability to attract and retain distributors in such market.

An increase in the amount of compensation paid to distributors would reduce profitability.

A significant expense is the payment of compensation to our distributors, which represented approximately 49%, and 33% of net sales during 2018, and the first nine months of 2019, respectively.  We compensate our distributors by paying commissions, bonuses, and certain awards and prizes.  Factors impacting the overall commission payout include the growth and depth of the distributor network, the distributor retention rate, the level of promotions, local promotional programs and business development agreements.  Any increase in compensation payments to distributors as a percentage of net sales will reduce our profitability.

Failure of new products to gain distributor and market acceptance could harm our business.

An important component of our business is our ability to develop new products that create enthusiasm among our distributor force.  If we fail to introduce new products on a timely basis, our distributor productivity could be harmed.  In addition, if any new products fail to gain market acceptance, are restricted by regulatory requirements, or have quality problems, this would harm our results of operations.  Factors that could affect our ability to continue to introduce new products include, among others, limited capital and human resources, government regulations, proprietary protections of competitors that may limit our ability to offer comparable products and any failure to anticipate changes in consumer tastes and buying preferences.

Although our distributors are independent contractors, improper distributor actions that violate laws or regulations could harm our business.

Our distributors are independent contractors and, accordingly, we are not in a position to directly provide the same direction, motivation and oversight as we would if distributors were our own employees.  As a result, there can be no assurance that our distributors will participate in our marketing strategies or plans, accept our introduction of new products, or comply with our distributor policies and procedures.  Extensive federal, state and local laws regulate our business, our products and our network marketing program.  Given the size and diversity of our distributor force, we experience problems with distributors from time to time.  Distributors often desire to enter a market, before we have received approval to do business, to gain an advantage in the marketplace.  Improper distributor activity in new geographic markets could result in adverse publicity and can be particularly harmful to our ability to ultimately enter these markets.  Violations by our distributors of applicable law or of our policies and procedures in dealing with customers could reflect negatively on our products and operations and harm our business reputation.  In addition, it is possible that a court could hold us civilly or criminally accountable based on vicarious liability because of the actions of our distributors.  If any of these events occur, our business, financial condition, or results of operations could be materially adversely affected.

Because we do not have an audit or compensation committee, stockholders will have to rely on our officers and directors, most of whom are not independent, to perform these functions.

Because we do not have an audit or compensation committee, stockholders will have to rely on our officers and directors, most of whom are not independent, to perform these functions. Thus, there is a potential conflict of interest in that our officers and directors have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

RISKS RELATED TO AN INVESTMENT IN OUR SECURITIES

We expect to experience volatility in the price of our Common Stock, which could negatively affect stockholders’ investments.

The trading price of our Common Stock may be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. The stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with securities traded in those markets. Broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. All of these factors could adversely affect your ability to sell your shares of Common Stock or, if you are able to sell your shares, to sell your shares at a price that you determine to be fair or favorable.

12

The relative lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Our senior management has little experience in managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance, and reporting requirements, including the establishing and maintaining of internal controls over financial reporting. Any such deficiencies, weaknesses, or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, we could be subject to the imposition of fines and penalties and our management would have to divert resources from attending to our business plan.

Our Common Stock is categorized as “penny stock,” which may make it more difficult for investors to sell their shares of Common Stock due to suitability requirements.

Our Common Stock is categorized as “penny stock”. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The price of our Common Stock is significantly less than $5.00 per share and is therefore considered “penny stock.” This designation imposes additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer buying our securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser, and determine that the purchaser is reasonably suitable to purchase the securities given the increased risks generally inherent in penny stocks. These rules may restrict the ability and/or willingness of brokers or dealers to buy or sell our Common Stock, either directly or on behalf of their clients, may discourage potential stockholders from purchasing our Common Stock, or may adversely affect the ability of stockholders to sell their shares.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our Common Stock, which could depress the price of our Common Stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our shares of Common Stock, have an adverse effect on the market for our shares of Common Stock, and thereby depress our price per share of Common Stock.

The elimination of monetary liability against our directors, officers, and employees under Nevada law and the existence of indemnification rights for our obligations to our directors, officers, and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers, and employees.

Our Articles of Incorporation contain a provision permitting us to eliminate the personal liability of our directors to us and our stockholders for damages for the breach of a fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under any future employment agreements with our officers. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and the resulting costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

We may issue additional shares of Common Stock or preferred stock in the future, which could cause significant dilution to all stockholders.

Our Articles of Incorporation authorize the issuance of up to 1.4 billion shares of Common Stock and 100 million shares of preferred stock, with a par value of $0.00001 per share. As of January 27, 2020 , we had 32,985,200 shares of Common Stock, 0 shares of Series A Preferred Stock and 0 shares of Series B Preferred Stock outstanding; however, we may issue additional shares of Common Stock or preferred stock in the future in connection with a financing or an acquisition. Such issuances may not require the approval of our stockholders. In addition, certain of our outstanding rights to purchase additional shares of Common Stock or securities convertible into our Common Stock are subject to full-ratchet anti-dilution protection, which could result in the right to purchase significantly more shares of Common Stock being issued or a reduction in the purchase price for any such shares or both.

Any issuance of additional shares of our Common Stock, or equity securities convertible into our Common Stock, including but not limited to, preferred stock, warrants, and options, will dilute the percentage ownership interest of all stockholders, may dilute the book value per share of our Common Stock, and may negatively impact the market price of our Common Stock.

13

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of us.

Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after an “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our Board. Both of these provisions could limit the price investors would be willing to pay in the future for shares of our Common Stock.

Because we do not intend to pay any cash dividends on our Common Stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Declaring and paying future dividends, if any, will be determined by our Board, based upon earnings, financial condition, capital resources, capital requirements, restrictions in our Articles of Incorporation, contractual restrictions, and such other factors as our Board deems relevant. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

SELLING STOCKHOLDERS

The table below presents information regarding the Selling Stockholders and the shares of Common Stock that they may offer from time to time under this Prospectus. This table is prepared based on information supplied to us by the Selling Stockholders, and reflects holdings as of January 27, 2020 . As used in this Prospectus, the term “Selling Stockholders” includes the named stockholders, and any donees, pledgees, transferees, or other successors-in-interest selling shares received after the date of this Prospectus from the Selling Stockholders as a gift, pledge, or other non-sale related transfer. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of Common Stock that the Selling Stockholders may offer under this Prospectus. The Selling Stockholders may sell some, all, or none of their shares offered by this Prospectus. We do not know how long the Selling Stockholders will hold the shares before selling them, and we currently have no agreements, arrangements, or understandings with the Selling Stockholders regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of Common Stock with respect to which the Selling Stockholders have voting and investment power. The percentage of shares of Common Stock beneficially owned by the Selling Stockholders prior to the Offering shown in the table below is based on an aggregate of 32,985,200 shares of our Common Stock outstanding on January 27, 2020 .

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Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering

Erika Bankowski	1,000	1,000	-	0.00%
Robert Brian Beeson	20,000	20,000	-	0.00%
David Bezeau	60,000	60,000	-	0.00%
Laura Kelly Binney	12,400	12,400	-	0.00%
Leslie Blackwell	400	400	-	0.00%
Peter Chu	279,032	279,032	-	0.00%
Brenda K Corsi	3,000	3,000	-	0.00%
Kelly J Davis	10,000	10,000	-	0.00%
David Dennert	2,000	2,000	-	0.00%
Josie Gallegos	1,000	1,000	-	0.00%
Max Gallegos	2,000	2,000	-	0.00%
Brittany Gallegos	1,000	1,000	-	0.00%
Colton Gallegos	3,000	3,000	-	0.00%
Carol Goddard	10,000	10,000	-	0.00%
D Hansen & S Hansen TTEES, The Doug Hansen Family Tr. U/A dated 03/23/2004	60,000	60,000	-	0.00%
IRAR Trust FBO Mehul Mehta	100,000	100,000	-	0.00%
Sharyn Jones	54,000	54,000	-	0.00%
Geoff Leibl	69,758	69,758	-	0.00%
Lucas Montoya	10,000	10,000	-	0.00%
Martin P Olson	10,000	10,000	-	0.00%
Robert Overman	69,758	69,758	-	0.00%
Ron Partridge	20,000	20,000	-	0.00%
David Silverman	50,000	50,000	-	0.00%
Silverman Holdings APS	50,000	50,000	-	0.00%
James Sinkes	110,000	10,000	100,000	0.30%
James L Sinkes Jr.	10,000	10,000	-	0.00%
Christopher Steensma	8,000	8,000	-	0.00%
Pamela K. Stonebreaker	40,000	40,000	-	0.00%
Shain Thakrar	60,000	60,000	-	0.00%
Shameel Thakrar	60,000	60,000	-	0.00%
PAG Group LLC	719,228	719,228	-	0.00%
Frederick Paul Walker	20,000	20,000	-	0.00%
Pamel Zboch Irrevocable Trust	200,000	200,000	-	0.00%
Normand Turgeon	2,000	2,000	-	0.00%
Aaron M Pietsch and Karen E. Pietsch	40,000	40,000	-	0.00%
Matthew Allen Pyle	4,000	4,000	-	0.00%
Armand Dischavi	100,000	100,000	-	0.00%
Paul Bontempo	20,000	20,000	-	0.00%
David Delano	20,000	20,000	-	0.00%
John Zihla	20,000	20,000	-	0.00%
Joe Caracciolo	20,000	20,000	-	0.00%
Charles Lindquist	150,000	150,000	-	0.00%
Robert Aitcheson	5,000	5,000	-	0.00%
Tammie Thomas	100,000	25,000	75,000	0.20%
Tracy Byrd	25,000	25,000	-	0.00%
James E Gilliland	3,000	3,000	-	0.00%
RTBDWIS TRUST	2,000	2,000	-	0.00%
Keola Ragudo	2,000	2,000	-	0.00%
Bernard R O'Donnell	418,548	100,000	318,548	1.00%
Dan R. Walters	462,548	100,000	362,548	1.10%
Joseph Edward Lindquist Separate Property Trust	418,548	100,000	318,548	1.00%
Nish Mehta	2,620,691	1,000,000	1,620,691	4.90%
Ray Grimm Jr.	10,641,109	1,000,000	9,641,109	29.20%
Jared Berry	6,278,211	-	6,278,211	19.00%
Carlsbad Naturals LLC	4,362,898	1,000,000	3,362,898	10.20%
Robert Young	50,000	50,000	-	0.00%
Tim Anders	10 ,000	10,000	-	0.00%
Total	27,901,129	5,823,576	22,077,553

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USE OF PROCEEDS

This Prospectus relates to shares of our Common Stock that may be offered and sold from time to time by the Selling Stockholders. We will receive no proceeds from the sale of shares of Common Stock by the Selling Stockholders in this Offering.

The amounts and timing of our actual expenditures will depend on numerous factors, including the status of our product sales and marketing efforts.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is quoted on the OTC Markets Group, Inc.’s “Pink – Current Information” tier under the symbol “NWYU.” The following is a summary of the high and low closing bid prices of our Common Stock for the periods indicated, as reported by the OTC Markets Group, Inc. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

	CLOSING BID PRICE PER SHARE
	HIGH	LOW
Year ended December 31, 2019 First Quarter	$25.50	$7.61
Second Quarter	$22.75	$1.01
Third Quarter	$2.99	$1.01
Fourth Quarter	$2.40	$1.50
Year ended December 31, 2018 First Quarter	$9.75	$3.5
Second Quarter	$10.00	$5.00
Third Quarter	$14.25	$5.00
Fourth Quarter	$14.75	$9.35
Year ended December 31, 2017 First Quarter	$11.00	$1.32
Second Quarter	$11.00	$5.00
Third Quarter	$10.50	$3.75
Fourth Quarter	$6.00	$3.50

On January 24, 2020 the closing bid price on the OTC Markets for our Common Stock was $2.40.

Stockholders

As of January 27, 2020 here were 32,985,200 shares of Common Stock issued and outstanding, held by approximately 179 shareholders of record.

Dividends

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future. There are no restrictions in our Articles of Incorporation or Bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, prohibits us from declaring dividends where, after giving effect to the distribution of the dividend:

•	we would not be able to pay our debts as they become due in the usual course of business; or

•	our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution, unless otherwise permitted under our Articles of Incorporation.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance.

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Penny Stock Regulations

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our Common Stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act), we are not required to provide the information called for by Item 304 of Regulation S-K.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for statements of historical facts, this Prospectus contains forward-looking statements involving risks and uncertainties. The words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions or variations thereof are intended to identify forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions, and other factors (including the risks contained in the section of this Prospectus entitled “Risk Factors”) relating to our industries, operations, and results of operations and any businesses that may be acquired by us. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. You are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with our financial statements and the related notes included in this Prospectus.

DESCRIPTION OF BUSINESS

Company Overview

New You, Inc.’s principal business is the marketing of cannabidiol (“CBD”) products. New You LLC markets and sells its products through a multi-level marketing and direct sales opportunity afforded to independent business owners called “Brand Partners”. Commissions are earned on product sales to Brand Partners and their customers at a rate of 10% for every transaction, plus a specified spread on recurring sales. Brand Partners earn a 5% commission on sales by other team members at lower levels up to nine level below the Brand Partner. Brand Partners can earn an additional bonus for customer sales and team sales. The team bonus is $400 for each and every time the team bonus volume reaches a certain amount in a 30 day period. Brand Partners can also earn an initial bonus of 20% of the transaction value for qualifying Brand Partners in the Brand Partner’s first 30 days. We conduct our principal operations through one operating subsidiary, New You LLC, a Wyoming limited liability company.

History and Background

We were incorporated in Nevada on December 29, 2005 as Nova Mining Corporation. Our original principal business activity was the acquisition and exploration of mineral resources. On June 20, 2013, following a change of control, we changed our name to “The Radiant Creations Group, Inc. and focused on developing and marketing a skin crème and other cosmetic and over-the-counter personal enhancement products and devices. Following the acquisition of New You LLC on January 9, 2019, we have focused exclusively on the New You LLC business as described in this prospectus. Effective, April 30, 2019, we changed our name to “New You, Inc.”

Our Business

Current Product Offerings

Our products are THC-Free Hemp CBD products. We currently offer the following products:

•	DROPS - 220 mgs of CBD odorless, tasteless, flavorless and can be added to any beverage or liquid.

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•	CB2 & CBD 2 Plus - A Multi Spectrum Hemp-extracted CBD and Beta-Caryophyllene (β-Caryophyllene is the primary sesquiterpene contributing to the spiciness of black pepper; it is also a major constituent of cloves, hops, rosemary, copaiba, and cannabis), naturally blended coconut-derived MCT oil (made from a coconut fat called medium-chain triglyceride) and a hint of peppermint.

•	Drops for Pets - This 50 mgs CBD product is designed to be used by pets.

•	ENDO30 –

o	CAFFE CANNA - Caffe Canna is a rich organic CBD-infused non-gmo dark roast coffee.

o	ABSORB – Made of a Japanese root and rice flour veggie capsule.

o	RELEASE - Made with organic Clove, Cascara Sagrada, Agave Inulin, Rhubarb Root Extract, Slippery Elm Bark, Aloe Vera and other herbs.

•	Drops FX –Our proprietary blend of CBD and Vitamins B3, B6, B9 & B12, that you can use in any drink or liquid.

•	Drops FX Sleep –A blend of CBD, GABA (Gamma-amino butyric acid is an amino acid in the body that acts as a neurotransmitter in the central nervous system), Melatonin, Valerian Root.

Marketing and Sales

We market and sell our products through a multi-level marketing and direct sales opportunity afforded to independent business owners called “Brand Partners”. Commissions are earned on product sales to Brand Partners and their customers at a rate of 10% for every transaction, plus a specified spread on recurring sales. Brand Partners earn a 5% commission on sales by other team members at lower levels up to nine level below the Brand Partner. Brand Partners can earn an additional bonus for customer sales and team sales. The team bonus is $400 for each and every time the team bonus volume reaches a certain amount in a 30 day period. Brand Partners can also earn an initial bonus of 20% of the transaction value for qualifying Brand Partners in the Brand Partner’s first 30 days.

As of September 2019, we had 4,110 Brand Partners, of which 418 joined in the third quarter of 2019, 636 joined in the second quarter of 2019, 697 joined in the first quarter of 2019, and 756 joined in the fourth quarter of 2018. On top of the Brand Partners that have joined, there are also over 2,000 customers that have placed orders through Brand Partners.

The process of becoming a New You LLC Brand Partner or Customer begins with viewing the company website which gives information on all of the products. Brand Partners are introduced to the business and products through word of mouth, tradeshows, and local events. When Brand Partners decide to join, they are required to read and agree to the terms and conditions of the Company prior to signing up. All Brand Partners are supplied with training videos, weekly conference calls, and training seminars to teach them about the products.

Suppliers and Production

Carlsbad Naturals is a wholesale supplier of a wide range of private label and white label CBD consumer products including beverages tinctures, skincare, and creams. Carlsbad Naturals manufactures Drops, Energy FX, and Sleep FX. In addition to Carlsbad Naturals, New You, Inc. has made arrangements with one additional supplier as a backup. The contract with Carlsbad Naturals is a traditional vendor relationship, there is no formal agreement in place.

Kelker Pharma, Inc., is a cGMP certified contract manufacturer of capsules, tablets, powders and nutritional bars. Kelker manufactures our Absorb and Release capsules. The contract with Kelker Pharma is a traditional vendor relationship, there is no formal agreement in place.

Orders from Brand Partners and Customers are placed through our online website and phone application. Once a customer or Brand Partner places an order, our warehouse staff will receive that order and fulfill that order on the same day or within one business day. Our Brand Partners and Customers are located in the United States throughout all fifty states.

Regulatory Requirements

The United States FDA does not approve any nutritional or plant based Hemp CBD product. The FDA has deemed marketing food to which CBD has been added, or labeling CBD as a dietary supplement, to be impermissible. Beverages are considered food under the definition in the Federal Food, Drug and Cosmetic Act. All of our products, excluding The Cream, are considered food under this act. Drops, EnergyFX, SleepFX, CB2 and CB2+, Caffe Canna, and Drops for Pets are intended to be added to water or any other beverage and ingested. The Cream is a topical cream that is for external use only. The FDA is continuing to assess potential pathways available for various types of CBD products to be lawfully marketed. The FDA has summarized its current policies regarding CBD products at: https://www.fda.gov/news-events/public-health-focus/fda-regulation-cannabis-and-cannabis-derived-products-including-cannabidiol-cbd.

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The FDA does not formally approve CBD added food products which includes all of our products (FDA approval is not required for The Cream). However, as discussed in Item 14 of its summary, the FDA has thus far limited its enforcement actions regarding CBD sellers to actions involving the impermissible use of medical or therapeutic claims for CBD products. Should the FDA change its enforcement policies regarding CDB products and begin broader enforcement actions against all sellers of products containing CBD, we would be forced to take serious corrective actions or make drastic changes to our business plan, and our business may fail. In addition, we cannot predict the form and content of future FDA regulations regarding CBD. Should the FDA adopt a legal framework for the marketing of CBD products, the requirements of its new regulations may be costly or burdensome such that we will lack the financial resources to become compliant with them.

Our hemp and CBD products are derived from industrial hemp, not marijuana. It is grown under a duly-licensed state agricultural pilot program conducted by the Colorado Department of Agriculture, as authorized by the 2014 U.S. Farm Bill.

As a network marketing company, we have to follow specific guidelines set by the Federal Trade Commission. The Company and its Brand Partners must follow all of these guidelines. Should the Company or Brand Partners deviate from these guidelines, the company could be fined and would have to take corrective actions. One of the FTC’s primary concerns with regard to “multi-level marketing” (“MLM”) or “network marketing” businesses is the potential for the compensation structure of an MLM business to be unfair or deceptive within the meaning of Section 5 of the FTC Act. At the most basic level, FTC policy requires that an MLM pay compensation that is based on actual sales to real customers, rather than based on mere wholesale purchases or other payments by its participants. In evaluating MLM practices, the FTC focuses on how the structure as a whole operates in practice, and considers factors including marketing representations, participant experiences, the compensation plan, and the incentives that the compensation structure creates. The assessment of an MLM’s compensation structure is a fact-specific determination that the FTC makes after careful investigation. In any such investigation, the FTC staff is likely to consider whether features of the MLM’s compensation structure incentivize or encourage participants to purchase product for reasons other than satisfying their own personal demand or actual consumer demand in the marketplace. Second, the FTC staff is likely to consider information bearing on whether particular wholesale purchases by business opportunity participants were made to satisfy personal demand. In addition, FTC focuses on whether an MLM’s representations regarding is business opportunity are deceptive. Although we believe the compensation structure for our Brand Partners and the other features of our network marketing program are in compliance with current FTC guidelines, any material change to those guidelines could force us to restructure our Brand Partners program or otherwise adversely affect our business.

Employees

As of the date hereof, we have six full-time employees.

Intellectual Property

The Company does not have any trademarks or patents.

DESCRIPTION OF PROPERTIES

We do not own any real estate or other physical properties material to our operations. We operate from leased space. Our executive offices are located at 3246 Grey Hawk Court, Carlsbad, California 92010, and our telephone number is (866) 611-4694. The lease is for an initial term of three years and expires on July 31, 2021. The current monthly base rent amount equals $5,720.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read together with our financial statements and accompanying notes appearing elsewhere in this Prospectus. This Management’s Discussion and Analysis contains forward-looking statements that involve risks and uncertainties. Please see “Forward-Looking Statements” set forth in the beginning of this Prospectus, and see “Risk Factors” beginning on page 7 for a discussion of certain risk factors applicable to our business, financial condition, and results of operations. Operating results are not necessarily indicative of results that may occur in future periods.

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On January 9, 2019, New You, Inc. completed a reverse recapitalization (“Recapitalization”) with New You LLC, a privately held Wyoming limited liability company in accordance with the terms of a share exchange agreement (“Share Exchange Agreement”). Pursuant to the Share Exchange Agreement, New You, Inc. issued 15,974,558 common shares (798,727,886 pre-reverse stock split) in exchange for one hundred percent (100%) of the outstanding units of New You LLC (11,450 units), with New You LLC becoming a wholly-owned operating subsidiary of the consolidated company. The transaction was accounted for as a reverse recapitalization because New You, Inc. was a shell company prior to the transaction. For accounting purposes, New You LLC is considered to have obtained the net monetary assets of New You, Inc. in exchange for equity. Upon the consummation of the Recapitalization, the historical financial statements of New You LLC became the consolidated company’s historical financial statements. Accordingly, we have included in this filing (1) the financial statements of New You, Inc. as of and for the nine months ended September 30, 2019 and 2018, which include the historical balances and operating results of New You LLC, except that the capital structure of New You LLC has been adjusted based on the ratio (approximately 1,395 common shares per member unit) of common shares issued and units transferred in accordance with the Share Exchange Agreement, (2) the financial statements of New You LLC as of and for the years ended December 31, 2018, which include the historical balances and operating results of New You LLC, except that the capital structure of New You LLC has been adjusted based on the ratio of common shares issued and units transferred in accordance with the Share Exchange Agreement, and (3) the standalone financial statements of New You, Inc. as of and for the years ended December 31, 2018 and 2017, which include the historical balances and operating results of New You, Inc.

RESULTS OF OPERATIONS

Results of consolidated operations for the nine months ended September 30, 2019 compared to the nine months ended September 30, 2018 (see F-pages below):

Revenues. For the nine months ended September 30, 2019, we generated revenues of $2,243,365, an increase of $1,883,110 compared to September 30, 2018. The increase was primarily due to revenue generated by New You LLC beginning operations in the later part of 2018. Prior to August 2018, the Company had no active operations and therefore had only two months of consolidated revenue in 2018, verses nine months of consolidated revenue in 2019. There were no sales prior to August 2018. At this stage in our development, revenues are not yet sufficient to cover ongoing operating expenses.

Gross Margin. Our gross margin for the nine months ended September 30, 2019 was $1,870,699, an increase of $1,599,199 compared to September 30, 2018. Our gross margin percentage for the nine months ended September 30, 2019 was 83%, compared to 75% for the nine months ended September 30, 2018. The increase in gross margin was primarily due to revenue generated by New You LLC beginning operations in the later part of 2018. There were no sales prior to August 2018.

Selling, General and Administrative Expenses. Selling, general and administrative expenses for the nine months ended September 30, 2019 were

$2,388,641, an increase of $1,738,472 compared to September 30, 2018. For the nine months ended September 30, 2019, the components of selling, general and administrative expenses were: (i) increase in commission expenses; (ii) payroll expenses; and (iii) and other selling general and administrative expenses. There were few expenses prior to August of 2018 due to New You LLC having very little activity prior to August 2018.

Operating Loss. We realized an operating loss of $517,942 for the nine months ended September 30, 2019.

Net Loss. We incurred a net loss of $517,942, for the nine months ended September 30, 2019. The primary reason for the increase in net loss is due to New You LLC beginning operations in the later part of 2018.

Management will continue to make an effort to lower operating expenses and increase revenue. We will continue to invest in further expanding our operations and a comprehensive marketing campaign with the goal of accelerating the education of potential clients and promoting our name and our products. Given the fact that most of the operating expenses are fixed or have quasi-fixed character management expects them to significantly decrease as a percentage of revenues as revenues increase.

Results of New You LLC operations for the year ended December 31, 2018 compared to the year ended December 31, 2017 (see F-pages below):

Revenues. For the year ended December 31, 2018, we generated revenues of $898,153, an increase of $898,153 or 100%. The increase was due the New You LLC starting its current operations in 2018.

Gross Margin. For the year ended December 31, 2018, we had gross profits of $700,738, an increase of $700,738. Our gross margin for the year ended December 31, 2018 was 78% compared to 0% for the year ended December 31, 2017. The increase was due to New You LLC starting its current operations in 2018.

Selling, General and Administrative Expenses. Selling, general and administrative expenses for the year ended December 31, 2018 were $689,991, an increase of $689,991. The major components that make up this amount are: consulting expenses of $380,361, salary expenses of $56,194, and rent expenses of $22,946. The increase was due to New You LLC starting its current operations in 2018.

Commission Expense. Commission Expenses for the year ended December 31, 2018 were $437,953, an increase of $437,953. The increase was due to New You LLC starting its current operations in 2018

Operating Loss. We realized an operating loss of $427,206 for the year ended December 31, 2018, an increase of $427,206. The increase was due to New You LLC starting its current operations in 2018.

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Net Loss. For the year ended December 31, 2018, we incurred a net loss of $428,006. At this stage in our development, revenues are not yet sufficient to cover ongoing operating expenses. Management will continue to make an effort to lower operating expenses and increase revenue. In order to increase revenue, we plan to continue to invest in further expanding its operations and engage in a comprehensive marketing campaign with the goal of accelerating the education of potential clients and promoting our name and our products. Most of our operating expenses are fixed or have a quasi-fixed character, such as energy and labor costs. As a result, management expects them to significantly decrease as a percentage of revenues as revenues increase.

Results of New You, Inc. operations for the year ended December 31, 2018 compared to the year ended December 31, 2017 (see F-pages below):

Revenues. For the year ended December 31, 2018, we generated revenues of $0, a decrease of $12,734 or 100%. The decrease was due the Company discontinuing operations in 2018.

Gross Margin. For the year ended December 31, 2018, we had gross profits of $0, an increase of $35,479. Our gross margin for the year ended December 31, 2018 was 0% compared to a gross loss of 279% for the year ended December 31, 2017. The improvement was due to the Company discontinuing operations in 2018 and due to a write off of $43,916 of inventory.

Selling, General and Administrative Expenses. Selling, general and administrative expenses for the year ended December 31, 2018 were $40,416 compared to $231,789, a decrease of $191,373. The decrease was due the Company discontinuing operations in 2018.

Operating Income (Loss). We realized an operating loss of $40,416 for the year ended December 31, 2018 compared to $267,266 for the year ended December 31, 2017, a decrease of $226,850. The decrease was due the Company discontinuing its current operations in 2018.

Net Income (Loss). We realized a net income of $283,218 for the year ended December 31, 2018 compared to a loss of ($491,224) for the year ending December 31, 2017, an increase of $774,442. The increase was due the Company discontinuing its current operations in 2018 and a $409,443 gain being recognized on the settlement of various debts.

LIQUIDITY AND CAPITAL RESOURCES

We incurred a net loss for the nine months ended September 30, 2019 and had an accumulated deficit of $945,948 at September 30, 2019. At September 30, 2019, we had a cash balance of approximately $34,636, compared to a cash balance of $27,310 at December 31, 2018. At September 30, 2019, we had a working capital deficit of $611,423, compared to a working capital deficit of $332,593 at December 31, 2018. Our existing and available capital resources are not expected to be sufficient to satisfy our funding requirements through one year from the date of this filing in the absence of share issuances or other sources of financing. See note 1 to our financial statements for the nine months ended September 30, 2019 and 2018.

We have not been able to generate sufficient cash from operating activities to fund our ongoing operations. Since our inception, we have raised capital through private sales of preferred stock, common stock, and debt securities.

We will be required to raise additional funds through public or private financing, additional collaborative relationships or other arrangements until we are able to raise revenues to a point of positive cash flow. We are evaluating various options to further reduce our cash requirements to operate at a reduced rate, as well as options to raise additional funds, including obtaining loans and selling common stock. There is no guarantee that we will be able to generate enough revenue and/or raise capital to support its operations.

The issuance of additional securities may result in a significant dilution in the equity interests of our current stockholders. Obtaining loans, assuming these loans would be available, will increase our liabilities and future cash commitments. There is no assurance that we will be able to obtain further funds required for our continued operations or that additional financing will be available for use when needed or, if available, that it can be obtained on commercially reasonable terms.

The effect of existing or probable government regulations on our business is not known at this time. Due to the nature of our business, it is anticipated that there may be increasing government regulation that may cause us to have to take serious corrective actions or make changes to the business plan.

Known Trends and Uncertainties Expected to Have a Material Impact on Revenues

Our ability to continue to add and maintain Brand Partners and Customers on a consistent basis will have a material impact on revenues. We will be increasing our marketing efforts in the upcoming year. Due to this, we expect to see our customer base and number of Brand Partners to grow consistently over the next few quarters and expect those numbers to grow even more as we continue to expand our marketing efforts and add to our product portfolio. We expect to continue to see high retention rates as we continue to train our Brand Partners and provide them with a support system that promotes success and strong partnerships. Our retention rate for our Brand Partners over the last sixteen months (since inception) ended November 30th, 2019 is 98.5%.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements.

CRITICAL ACCOUNTING POLICIES

Use of Estimates

The preparation of the financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although we believe that these estimates are reasonable, actual results could differ from those estimates given in conditions or assumptions that have been consistently applied.

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Cash

Cash includes cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Accounts Receivable

We do not have Accounts receivable. All sales are paid by the customer and brand partner at the time of order through a credit card processor. An allowance for doubtful accounts is not required. We do not accrue interest receivable on past due accounts receivable.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation and impairment losses, if any. Property and equipment are depreciated on a straight-line basis over the estimated useful lives of five years, which includes warehouse equipment and furniture and fixtures.

Revenue Recognition

Revenue is recognized in accordance with ASC 606, Contracts with Customers, by analyzing exchanges with the Company’s customers and Brand Partners using a five-step analysis such as identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation.

The Company recognizes revenue when the promised goods are shipped to the customer. Revenue is recognized at an amount that reflects the consideration the Company receives by credit card payment in exchange for those services and is net of sales tax.

The Company records sales of finished products once the customer or Brand Partner places and pays for the order and the product is simultaneously shipped. Delivery is considered to have occurred when title and risk of loss have transferred to the customer, which is upon shipment of the product.

The Company and its Brand Partners provide customers with a 100% satisfaction guaranteed policy that allows the customer 60 days to return the product and receive a 100% refund and allows customers that are also Brand Partners twelve months to return the product and receive a 90% refund, as long as the product remains in saleable condition and the Brand Partner or the Company have not cancelled the Brand Partner agreement. The Company records an estimate for provisions of discounts, returns, allowances, customer rebates and other adjustments for each shipment, which are netted with gross sales. The Company accounts for such provisions during the same period in which the related revenues are earned. The Company has determined that the population of contracts with the Company’s customers and Brand Partners tends to be homogenous, so that review of the contracts and estimate of various revenue related adjustments can be applied to the entire population. The Company has not recorded a reserve for returns, since it does not believe such returns will be material.

Research and Development

The Company has not incurred any research and development expenditures to date.

Fair Value of Financial Instruments

We apply fair value accounting in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures (“ASC 820”), which provides the framework for measuring fair value and expands required disclosure about fair value measurements of assets and liabilities. ASC 820 defines fair value as the exchange price that would have been received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable.

Level 3 – Unobservable inputs that are supported by little or no market activity, therefore requiring an entity to develop its own assumptions about the assumptions that market participants would use in pricing.

Our valuation techniques used to measure the fair value of money market funds and certain marketable equity securities were derived from quoted prices in active markets for identical assets or liabilities. The valuation techniques used to measure the fair value of all other financial instruments, all of which have counterparties with high credit ratings, were valued based on quoted market prices or model driven valuations using significant inputs derived from or corroborated by observable market data.

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In accordance with the fair value accounting requirements, companies may choose to measure eligible financial instruments and certain other items at fair value. We have not elected the fair value option for any eligible financial instruments.

Income Taxes

We provide for income taxes based on enacted tax law and statutory tax rates at which items of income and expenses are expected to be settled in our income tax return. Certain items of revenue and expense are reported for Federal income tax purposes in different periods than for financial reporting purposes, thereby resulting in deferred income taxes. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. We have incurred net operating losses for financial-reporting and tax-reporting purposes. Accordingly, for Federal and state income tax purposes, the benefit for income taxes has been offset entirely by a valuation allowance against the related federal and state deferred tax asset for the nine months ended September 30, 2019 and the year ended December 31, 2018.

Loss Per Common Share

The Company reports net income (loss) per common share in accordance with FASB ASC 260, “Earnings per Share”. This statement requires dual presentation of basic and diluted earnings with a reconciliation of the numerator and denominator of the earnings per share computations. Net loss per share, in accordance with the provisions, “Earnings Per Share” is computed by dividing net loss by the weighted average number of shares of Common Stock outstanding during the period. During a loss period, the effect of the potential exercise of stock options, warrants, convertible preferred stock and convertible debt are not considered in the diluted income (loss) per share calculation since the effect would be anti-dilutive. The results of operations were a net loss for the nine months ended September 30, 2019 and the year ended December 31, 2018, and therefore the basic and diluted weighted average common shares outstanding were the same.

Recently Issued Accounting Standards

See Part I, Financial Statements.

Implications of Smaller Reporting Company Status

Because the worldwide market value of our common stock held by non-affiliates, or public float, is below $75 million, we are a “smaller reporting company” as defined under the Exchange Act. Certain reduced disclosure and other requirements are available to us because we are a smaller reporting company and may continue to be available to so long as we remain a smaller reporting company under the Exchange Act. As a smaller reporting company we are not required to:

•	Present more than two years of audited financial statements in our registration statements and annual reports on Form 10-K and present any selected financial data in such registration statements and annual reports.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of our current directors and executive officers, the principal offices and positions held by each person:

Name	Age	Positions
Ray Grimm, Jr.	74	Chief Executive Officer, Chairman of the Board, and Director
Nish Mehta	53	Director
Greg Montoya	56	President
James Sinkes	35	Chief Accounting Officer

Ray Grimm, Jr.

Chief Executive Officer and Chairman of the Board

Ray Grimm, Jr. has served as Chief Executive Officer since 2018. Ray Grimm, Jr. has more than a quarter century experience building nutritional and weight loss companies in direct sales. Those companies include: Univite, Inc where Ray was CEO from 1987-1988, Body Wise International where he was Co-founder and President from 1989-1999, and Cal Nutrisciences (sold to Xyngular, Inc.) where he was Co-founder and CEO from 2009-2010. Cal Nutrisciences did $10 million in its first 10 months and as Xyngular did $70 million in its fifth year. Mr. Grimm was semi-retired from 2014 to 2018, but he acted as a consultant for various network marketing companies on a part time basis during this period.

Nish Mehta

Director

Nish Mehta is a financial professional. Nish has raised over $100m in venture backed capital for technology-based start-up companies. Nish’s past and current ventures include several high-profile VC backed companies including Nuvve Corp. (2010-2018), HomeSpace.com (1998-2001), Envestnet (2001-2004)(IPO, July 2010), Rayspan Corporation (2005-2008), Wildcat Discovery Technologies (2008-2010) and others. Nish has also provided services for several network marketing companies in San Diego. Nish is a Canadian Chartered Accountant as well as a CPA and has served 7.5 years with KPMG (1990-1997). Nish graduated from Acadia University (Hons) with a major in Accounting and Finance.

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Greg Montoya

President

Greg Montoya has served as New You LLC’s Company’s President since 2018. Prior thereto, he was involved in several direct marketing businesses in North America and abroad, including Alpine Industries (Presidential Master Manager 1995-2000, EcoQuest International (Presidential Master Manager 2000-2010), and Vollara LLC, (Presidential Ambassador 2010-2018). He co-founded two international direct marketing sales, consulting and training companies, Seventh Success, Inc. (President 1997-present), and Unovis, Inc. (President 2008-2010); co-founded Ageless Impact – A USA based health and wellness company specializing in anti-aging and energy drink products (President 2010 – present); and co-founded Tiny Treasure Home, Inc. – A tiny house on wheels manufacturing company (President 2015 - present).

James Sinkes,

Chief Accounting Officer

Mr. Sinkes has served as the Company’s Chief Accounting Officer since 2018. With over 10 years of accounting and finance experience, James has been the Controller for WCG Cares, a non-profit that works in the health and wellness sector in multiple countries all over the world, from 2016 through 2017. Prior to his work at WCG, Mr. Sinkes was a Senior accountant at Alliant Insurance for over five years, 2010 – 2015, where he managed the financials of the largest property and casualty program in the nation. Mr. Sinkes graduated from California State University San Bernardino.

Director Qualifications

We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business or banking. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties for us. Each director must represent the interests of all stockholders. When considering potential director candidates, the Board also considers the candidate’s character, judgment, diversity, age, and skills, including financial literacy and experience in the context of our needs and the needs of the Board.

Employment Agreements

We currently do not have any employment agreements with any of our directors or executive officers.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

•     Any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•     Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•     Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

•     Being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•     Being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•     Being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

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Code of Ethics

We have not adopted a Code of Ethics, but we expect to adopt a Code of Ethics in fiscal 2018 and will post such code to our website.

Term of Office

Our directors are appointed to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our Bylaws. Our officers are appointed by the Board and hold office until removed by the Board, absent an employment agreement.

Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary since we are in the earlier stages of operations. We have seven directors, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

EXECUTIVE COMPENSATION

As a smaller reporting company, we are required to disclose for fiscal years 2019 and 2018 the executive compensation of our “Named Executive Officers,” which consist of the following individuals: (i) any individual serving as our principal executive officer or acting in a similar capacity; (ii) the two other most highly compensated executive officers of the Company serving as executive officers at the most recently completed fiscal year; and (iii) any additional individuals for whom disclosure would have been provided but for the fact the individual was not serving as an executive officer at the end of the most recently completed fiscal year.

Summary Compensation Table

The following Summary Compensation Table sets forth for fiscal years 2019 and 2018, the compensation, awarded to, paid to, or earned by our Named Executive Officers. There were no Executives or Officers in 2017.

					Non-Equity	Deferred
For the Fiscal Year ended December 31, 2019			Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal Position Year	Salary ($)	Bonus ($)	Awards ($)	Awards ($)	Compensation ($)	Earnings ($)	Compensation ($)	Total($)
Ray Grimm, Jr. - Chief Executive Officer	$180,000	$—	$—	$—	$—	$52,500	$—	$232,500
Greg Montoya - President	$60,000	—	540,000	—	—	—	—	$600,000
James Sinkes - Chief Accounting Officer	$73,866	—	50,000	—	—	—	—	$123,866
	$313,866	$—	$590,000	$—	$—	$52,500	$—	$956,366

					Non-Equity	Deferred
For the Fiscal Year ended December 31, 2018			Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal Position Year	Salary ($)	Bonus ($)	Awards ($)	Awards ($)	Compensation ($)	Earnings ($)	Compensation ($)	Total($)
Ray Grimm, Jr. - Chief Executive Officer	$52,500	$—	$—	$—	$—	$—	$—	$52,500
Greg Montoya - President	—	—	—	—	—	—	—	$—
James Sinkes - Chief Accounting Officer	$12,000	—	—	—	—	—	—	$12,000
	$64,500	$—	$—	$—	$—	$—	$—	$64,500

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

As of the date hereof, we have not entered into any employment agreements with any of our Named Executive Officers.

Director Compensation

The following table sets forth director compensation as of December 31, 2019 :

					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal Position Year	Salary ($)	Bonus ($)	Awards ($)	Awards ($)	Compensation ($)	Earnings ($)	Compensation ($)	Total($)
Ray Grimm, Jr. - Chairman	$—	$—	$—	$—	$—	$—	$—	$—
Nish Mehta - Board Member	—	—	250,000	—	—	315,000	—	$565,000
	$—	$—	$250,000	$—	$—	$315,000	$—	$565,000

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Outstanding Equity Awards at Fiscal Year-Ended December 31, 2019

	Option Awards					Stock Awards
								Equity	Equity
								Incentive	Incentive
								Plan	Plan
								Awards:	Awards:
								Number	Market or
			Equity			Number	Market	of	Payout
		Number of	Incentive			of	Value of	Unearned	Value of
		Securities	Plan			Shares	Shares	Shares,	Unearned
	Number of	Underlying	Awards:			or Units	or Units	Units or	Shares,
	Securities	Unexer-	Number of			of Stock	of Stock	Other	Units or
	Underlying	cised	Securities			That	That	Rights	Other
	Unexer-	Options	Underlying			Have	Have	That	Rights
	cised	(#)	Unexercised	Option	Option	Not	Not	Have Not	That Have
	Options (#)	Unexer-	Unearned	Exercise	Expiration	Vested	Vested	Vested	Not
Name	Exercisable	cisable	Options (#)	Price ($)	Date	(#)	($)	(#)	Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
James Sinkes	—	—	—	—	—	100,000	$50,000	—	—
Greg Montoya	—	—	—	—	—	1,080,000	$540,000	—	—
Nish Mehta	—	—	—	—	—	500,000	$250,000	—	—

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 27, 2020 , the beneficial ownership of the Company’s capital stock by each Executive Officer and Director, by each person known to beneficially own more than 5% of our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 32,985,200 shares of common stock issued and outstanding.

Title of class	Name and address of beneficial owner(1)	Amount of beneficial ownership	Percent of class
Current Executive Officers & Directors:
Common Stock	Ray Grimm, Jr. P.O. Box 8501 Rancho Santa Fe, CA 92067	10,641,107	32.26%
Common Stock	Greg Montoya 3246 Grey Hawk Carlsbad, CA 92010	1,080,000	3.27%
Common Stock	James Sinkes 4305 Saddlehorn Way Oceanside, CA 92057	110,000	0.33%
Common Stock	Nish Mehta 8152 Run of the Knolls San Diego, CA 92127	2,620,691	7.95%
Common Stock Total of All Current Directors and Officers:		14,451,798	43.81%

More than 5% Beneficial Owners
Common Stock	Jared Berry 701 Palomar Airport Rd., Ste. 300 Carlsbad, CA 92010	10,641,107(2)	32.26%

(1)       As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date.

(2)       Consists of 6,278,210 shares held by Mr. Berry and 4,362,897 shares held in the name of Carlsbad Naturals, Inc.

There are no arrangements known to the Company, which may at a subsequent date result in a change-in-control.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS AND DIRECTOR INDEPENDENCE

Related Party Transactions

Except as described below, during the past two fiscal years, there have been no transactions, whether directly or indirectly, between us and any of our respective officers, directors, beneficial owners of more than 5% of our outstanding Common Stock or their family members, that exceeded the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years:

1.	During 2018, a director and the CEO loaned or paid for various expenses of the Company. These loans contained no interest, term or due date. As of December 31, 2018, these loans had a balance of $104,123 and $125,549 for the director and CEO, respectively.

2.	The Company leases and pays for a certain business facility on behalf of Carlsbad Naturals, LLC, a related party in exchange for the Company using a lease that Carlsbad Naturals, LLC pays for on behalf of the Company, the “Related Party Lease.” As a result of this arrangement, the Company has recorded the lease and rental expense in the accompanying statement of operations. The Company’s rent expense for the year ended December 31, 2018 was $22,946, and $55,809 for the nine months ended September 30, 2019 and is included in general and administrative expense on the accompanying statement of operations. Carlsbad Naturals, LLC is a shareholder of the Company. Another shareholder of New You Inc., Jared Berry, has controlling interest in Carlsbad Naturals LLC.

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3.	On July 11, 2018, we closed our Subscription and Securities Purchase Agreement (the “SPA”) with three investors, Carlsbad Naturals, LLC, Ray Grimm, our CEO, and Nish Mehta, a former officer. Under the SPA, the investors were issued a (collectively) controlling interest in the Company consisting of a total of 9,695,328 shares of common stock. These shares were issued in exchange for a total Purchase Price of $95,000. The Purchase Price was used to settle and retire our notes payable, for certain compliance costs, and for general working capital. In conjunction with the SPA, our formerly controlling shareholder, Biodynamic Molecular Technologies, LLC, exchanged its preferred stock for a total of 269,315 shares of common stock. Upon issue, these shares were transferred to principal of Biodynamic Molecular Technologies, LLC, Michael Alexander. This common stock position, which represented 2.5% of our post-closing common stock, was formerly non-dilutable for a period of one (1) year.

4.	On January 9, 2019, we acquired one hundred percent (100%) of the outstanding membership interests in our current operating subsidiary, New You LLC, under a Share Exchange Agreement. Pursuant to the Share Exchange Agreement, we issued 15,974,558 shares of common stock to the former members of New You LLC. The members of New You LLC included our current CEO, Ray Grimm, Jr., and certain other affiliates of the Company.

5.

 The Company purchases product from Carlsbad Naturals LLC, which is owned by a shareholder of the Company. Drops, Drops For Pets, Energy FX, Sleep FX are manufactured by Carlsbad Naturals, LLC. The total amount of inventory purchased for the nine months ended September 30, 2019 was $238,588.

Director Independence

We are not a “listed issuer” within the meaning of Item 407 of Regulation S-K and there are no applicable listing standards for determining the independence of our directors. Applying the definition of independence set forth in Rule 4200(a)(15) of The NASDAQ Stock Market, Inc., we do have any independent directors.

The Board currently does not have any separately designated standing committees.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following summary includes a description of material provisions of our capital stock, however the description does not purport to be complete and is subject to, and is qualified by, our Articles of Incorporation and Bylaws, which are filed as exhibits to the Registration Statement of which this Prospectus is a part.

Authorized and Outstanding Securities

We have the authority to issue up to 1.4 billion shares of Common Stock, $0.00001 par value. As of January 27, 2020 , there were 32,985,200 shares of Common Stock issued and outstanding.

Common Stock

The holders of our Common Stock are entitled to one vote per share on all matters requiring a vote of the stockholders, including the election of directors. Holders of Common Stock do not have cumulative voting rights. Holders of Common Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board in its discretion from funds legally available therefore, subject to preferences that may be applicable to preferred stock, if any, then-outstanding. At present, we have no plans to issue dividends. See “Dividend Policy” for additional information. In the event of a liquidation, dissolution, or winding up of the Company, the holders of Common Stock are entitled to share pro-rata all assets remaining after payment in full of all liabilities, subject to prior distribution rights of preferred stock, if any, then-outstanding. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. There is a limited public market for our Common Stock.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements, and financial conditions. The payment of dividends, if any, will be within the discretion of our Board. We intend to retain earnings, if any, for use in our business operations and accordingly, our Board does not anticipate declaring any dividends in the foreseeable future.

Indemnification of Directors and Officers

Neither our articles of incorporation, nor our bylaws, prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statutes (“NRS”). NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

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NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Our charter provides that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the NRS, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification. We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

Our bylaws provide that a director or officer of the Company shall have no personal liability to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of section 78.3900 of the NRS as it may from time to time be amended or any successor provision thereto.

Transfer Agent

The transfer agent for our Common Stock is Action Stock Transfer at 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, Utah 84121. The transfer agent’s telephone number is (801) 274-1088.

PLAN OF DISTRIBUTION

Each selling stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. Until such time as our common stock is quoted on the OTCQB tier of the over-the-counter market, the Selling Stockholders must sell their shares at a fixed price of $1.23 per share. Once our common stock is quoted on the OTCQB tier of the over-the-counter market, the Selling Stockholders may sell their shares at prevailing market prices. Upon the effectiveness of the Registration Statement of which this Prospectus forms a part, we intend to apply for an upgrade of our OTC market tier from “Pink-Current” to “OTCQB.” Although we believe that we will be eligible for the OTCQB market tier upon becoming an SEC reporting issuer, we can provide no guarantee that out application for the OTCQB market will be accepted. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

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The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, that market sales of shares of our Common Stock or the availability of shares of our Common Stock for sale will have on the market price of our Common Stock prevailing from time to time. Future sales of our Common Stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. The availability for sale of a substantial number of shares of our Common Stock acquired through the exercise of outstanding warrants could materially adversely affect the market price of our Common Stock. In addition, sales of our Common Stock in the public market after the restrictions lapse as described below, or the perception that those sales may occur, could cause the prevailing market price to decrease or to be lower than it might be in the absence of those sales or perceptions.

Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are required to be aggregated), including a person who may be deemed an “affiliate” of a company, who has beneficially owned restricted securities for at least six months may sell, within any three- month period, a number of shares that does not exceed the greater of: (1) 1% of the then-outstanding shares of common stock, or (2) if and when the common stock is listed on a national securities exchange, the average weekly trading volume of the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Sales of shares held by our affiliates that are not “restricted” are subject to such volume limitations, but are not subject to the holding period requirement. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice, and availability of current public information about our company. A person who is not deemed to have been an affiliate of us at any time during the 90 days preceding a sale by such person, and who has beneficially owned the restricted shares for at least one year, is entitled to sell such shares under Rule 144 without regard to any of the restrictions described above.

We cannot estimate the number of shares of our Common Stock that our existing stockholders will elect to sell under Rule 144.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Laxague Law, Inc., will provide opinions regarding the validity of the shares of our Common Stock. Laxague Law, Inc. may also provide opinions regarding certain other matters. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

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EXPERTS

The financial statements of New You, Inc. at December 31, 2018 and 2017, and for each of the two years in the period ended December 31, 2018, appearing in this prospectus and related registration statement have been audited by Marcum, LLP, independent registered public accounting firm, as set forth in its report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of New You LLC at December 31, 2018 and for the one year in the period ended December 31, 2018, appearing in this prospectus and related registration statement have been audited by Marcum, LLP, independent registered public accounting firm, as set forth in its report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing..

DISCLOSURE OF THE SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Sections 78.7502 and 78.751 of the Nevada Revised Statutes authorizes a court to award, or a corporation’s board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit indemnification, including reimbursement of expenses incurred, under certain circumstances for liabilities arising under the Securities Act. In addition, our Bylaws provide that we have the authority to indemnify our directors and officers and may indemnify our employees and agents (other than officers and directors) against liabilities to the fullest extent permitted by Nevada law. We are also empowered under our Bylaws to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We have filed this Registration Statement, together with all amendments and exhibits, with the SEC. This Prospectus, which forms a part of the Registration Statement, does not contain all information included in the Registration Statement. Certain information is omitted and you should refer to the Registration Statement and its exhibits. With respect to references made in this Prospectus to any of our contracts or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the Registration Statement for copies of the actual contracts or documents. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the Registration Statement, of which this Prospectus is a part, can also be reviewed by accessing the SEC’s website at www.sec.gov.

We file periodic reports and other information with the SEC. Such periodic reports and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.newyounow.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information and other content contained on any of our websites are not part of this Prospectus.

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Index to Financial Statements Required by Article 8 of Regulation S-X:

Index to Financial Statements

Unaudited Condensed Consolidated Financial Statements of New You, Inc. for the Nine Months Ended September 30, 2019 and 2018
F-1	New You, Inc. Condensed Consolidated Balance Sheets As Of September 30, 2019 (Unaudited) And December 31, 2018
F-2	New You, Inc. Condensed Consolidated Statements Of Operations For The Nine Months Ended September 30, 2019 And 2018 (Unaudited)
F-3	New You, Inc. Condensed Consolidated Statements Of Stockholders’ Deficit For The Nine Months Ended September 30, 2019 And September 30, 2018 (Unaudited)
F-4	New You, Inc. Condensed Consolidated Statements Of Cash Flows For The Nine Months Ended September 30, 2019 And 2018 (Unaudited)
F-5	New You, Inc. Notes To The Unaudited Condensed Consolidated Financial Statements
Audited Financial Statements Of New You LLC For Year Ended December 31, 2018
F-13	Report Of Independent Registered Public Accounting Firm
F-14	New You LLC Balance Sheet As Of December 31, 2018
F-15	New You LLC Statement Of Operations For The Year Ended December 31, 2018
F-16	New You LLC Statement Of Stockholders’ Deficit For The Year Ended December 31, 2018
F-17	New You LLC Statement Of Cash Flows For The Year Ended December 31, 2018
F-18	New You LLC Notes To Financial Statements
Audited Financial Statements Of New You, Inc. For Years Ended December 31, 2018 And 2017
F-24	Report Of Independent Registered Public Accounting Firm
F-25	New You, Inc. Balance Sheets As Of December 31, 2018 And 2017
F-26	New You, Inc. Statements Of Operations For The Years Ended December 31, 2018 And 2017
F-27	New You, Inc. Statements Of Stockholders’ Equity (Deficit) For The Years Ended December 31, 2018 And 2017
F-28	New You, Inc. Statements Of Cash Flows For The Years Ended December 31, 2018 And 2017
F-29	New You, Inc. Notes To Financial Statements

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NEW YOU, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2019	2018
ASSETS	(UNAUDITED)
Current Assets:
Cash	$34,636	$27,310
Credit Card Receivable	8,998	19,603
Due from Merger Partner	—	10,482
Inventory	119,078	49,862
Prepaid Expenses and Other Current Assets	9,215	34,415
Total Current Assets	171,927	141,672

Property and Equipment, Net	27,318	31,587
Operating Lease Right of Asset	114,923	—

TOTAL ASSETS	$314,168	$173,259

LIABILITIES AND STOCKHOLDERS' DEFICIT
LIABILITIES
Current Liabilities:
Accounts Payable and Other Accrued Expenses	$253,315	$90,359
Accounts Payable Due to Related Party	71,859	154,234
Operating Lease Liability, Current	68,529	—
Related Party Debt	389,647	229,672
Total Current Liabilities	783,350	474,265

Operating Lease Liabilities, Noncurrent	52,035
TOTAL LIABILITIES	835,385	474,265

COMMITMENTS AND CONTINGENCIES - SEE NOTE 5

STOCKHOLDERS’ DEFICIT
Common stock at $0.00001 par value: 1,400,000,000 and 9,000,000 shares authorized as of September 30, 2019 and December 31, 2018, respectively, 28,677,200 and 15,974,558 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	287	160
Additional Paid-in Capital	424,444	126,840
Accumulated Deficit	(945,948)	(428,006)
TOTAL STOCKHOLDERS’ DEFICIT	(521,217)	(301,006)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$314,168	$173,259

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-1

NEW YOU, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Nine Months Ended	Nine Months Ended
	September 30,	September 30,
	2019	2018
Net Revenues	$2,243,365	$360,255

Cost of Goods Sold	372,666	88,755

Gross Profit	1,870,699	271,500

Selling, General and Administrative Expenses	2,388,641	643,831

Loss from Operations	(517,942)	(372,331)

Net Loss	$(517,942)	$(372,331)

Net Loss Per Common Share
- Basic and Diluted	(0.02)	(0.06)

Weighted Average Common Shares Outstanding
- Basic and Diluted	26,424,522	6,308,986

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-2

NEW YOU, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

(UNAUDITED)

	Common		Additional Paid	Accumulated	Total
	Shares	Par Value	in Capital	Deficit	Deficiency
Balance as of December 31, 2018	15,974,558	$160	$126,840	$(428,006)	$(301,006)
Reverse Recapitalization	10,772,587	108	(16,677)	-	(16,569)
Shares Issued Pursuant to Anti-dilution Provision	409,605	4	(4)	-	-
Sales of Common Shares	645,450	6	314,294	-	314,300
Shares Issued to Employees and Consultants	875,000	9	(9)	-	-
Net Loss	-	-	-	(517,942)	(517,942)
Balance as of September 30, 2019	28,677,200	$287	$424,444	$(945,948)	$(521,217)

	Common		Additional Paid	Accumulated	Total
	Shares	Par Value	in Capital	Deficit	Deficiency
Balance as of December 31, 2017	-	$-	$-	$-	$-
Share Issuances	13,951,579	140	(140)	-	-
Net Loss	-	-	-	(372,331)	(372,331)
Balance as of September 30, 2018	13,951,579	$140	$(140)	$(372,331)	$(372,331)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-3

NEW YOU, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Operating Activities
Net Loss	$(517,942)	$(372,331)
Adjustments to Reconcile Net Loss to Net Cash Provided
by Operating Activities:
Depreciation and Amortization	9,913	546
Changes in Operating Assets and Liabilities:
Trade and Other Receivables	10,605	4,980
Inventories	(69,217)	(61,818)
Due From Merger Parner	—	(6,338)
Prepaid Expenses and Other Current Assets	25,200	—
Accounts Payable and Other Current Liabilities	74,492	264,751
Net Cash Used in Operating Activities	(466,949)	(170,210)
Investing Activities
Purchases of Property and Equipment	—	(16,350)
Net Cash Used in Investing Activities	—	(16,350)
Financing Activities
Proceeds from Related Party Debt	159,975	270,639
Sale of Shares	314,300	—
Net Cash Provided by Financing Activities	474,275	270,639
Net Increase in Cash and Cash Equivalents	7,326	84,079
Cash and Cash Equivalents
Beginning of Period	27,310	—
End of Period	$34,636	$84,079
Supplemental Disclosures
Cash Paid for Interest	—	—
Cash Paid for Income Taxes	—	—

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-4

NEW YOU, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Organization and Significant Accounting Policies

Nature of Business

New You, Inc., formerly known as The Radiant Creations Group, Inc. (the “Company”) was incorporated in Nevada on December 29, 2005. From inception, the Company's principal business activity was the acquisition and exploration of mineral resources. On June 20, 2013, following a change of control and subsequent acquisition of an exclusive license agreement, the Company changed its principal business to the development and marketing of cosmetics and over-the-counter personal enhancement products and devices. After a change in control on July 11, 2018, the Company changed its principal business to selling cannabidiol (“CBD”) hemp oil-based products through independent business owners (called “Brand Partners”).

The Company, through its wholly owned subsidiary New You LLC, markets and sells its products through a multi-level marketing sales opportunity.

Recent Developments

On January 9, 2019, the Company completed a reverse recapitalization (“Recapitalization”) with New You LLC, a privately held Wyoming limited liability company, in accordance with the terms of a share exchange agreement (“Share Exchange Agreement”). Pursuant to the Share Exchange Agreement, the Company issued 15,974,558 common shares in exchange for one hundred percent (100%) of the outstanding units of New You LLC (11,450 units), with New You LLC becoming a wholly-owned operating subsidiary of the consolidated company. The transaction was accounted for as a reverse recapitalization because the Company was a shell company prior to the transaction. For accounting purposes, New You LLC is considered to have obtained the net monetary assets of the Company in exchange for equity. Upon the consummation of the Recapitalization, the historical financial statements of New You LLC became the consolidated company’s historical financial statements. Accordingly, these financial statements reflect the financial position and operations of New You LLC, except that the capital structure of New You LLC has been adjusted based on the ratio of common shares issued and units transferred in accordance with the Share Exchange Agreement.

Basis of Presentation

The unaudited condensed consolidated financial statements include the operations of New You, Inc. (the “Company”) and its wholly-owned subsidiary. These unaudited condensed consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with Article 10 of Securities and Exchange Commission (SEC) Regulation S-X for Interim Reporting. All intercompany transactions, accounts and profits, if any, have been eliminated in the unaudited condensed consolidated financial statements. In the opinion of management, all adjustments considered necessary for fair statement have been included.

These unaudited condensed consolidated financial statements do not include all disclosures required by GAAP. Therefore, these unaudited condensed consolidated financial statements should be read in conjunction with the more detailed audited financial statements of New You LLC for the year ended December 31, 2018, and the audited financial statements of New You, Inc for the years ended December 31, 2018 and 2017, included elsewhere herein this document. The December 31, 2018 condensed balance sheet was derived from the New You LLC’s audited financial statements for the year ended December 31, 2018.

The results for the nine months ended September 30, 2019 are not necessarily indicative of results to be expected for a full year, any other interim periods or any future year or period.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates include estimates for future charge-backs and allowance for slow moving or obsolete inventory.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original term of three months or less to be cash equivalents. As of September 30, 2019, the Company had no cash equivalents.

Credit Card Receivables

Credit card receivable consists of only the amount due from the credit card processing companies. There is no need for an allowance for doubtful accounts, since the system and processor makes sure that the transaction is successful prior to the sale being finalized. Accordingly, no allowance was recorded as of September 30, 2019.

F-5

Concentration of Credit Risk

The Company monitors its positions with, and the credit quality of, the financial institutions with which it invests.

Substantially all of the Company’s revenues are to unique customers or Brand Partners. Since the Company sells its products to a large number of customers, there is no revenue concentration from customers. However, the Company uses merchant processors to charge customer credit cards and does contain concentration risk between credit card processors. As of September 30, 2019, one credit card processor accounted for 100% of Credit Card Receivables. We are in the process of adding more processors when they become available.

Inventory

Inventory consists of finished goods and is valued at the lower of cost or net realizable value. Cost is determined using the first in first out (FIFO) method. Provision for potentially obsolete or slow moving inventory is made based on management analysis or inventory levels and future sales forecasts.

Prepaid Expenses

Prepaid expenses consist of various payments that the Company has made in advance for goods or services to be received in the future. These prepaid expenses primarily consist of deposits on inventory yet to be delivered or shipped.

Property and Equipment

Property and equipment are stated at cost, net of depreciation provided by use of a straight-line method over the estimated useful lives of the assets, which is five years. The Company reviews property and equipment for potential impairment whenever events or changes in circumstances indicate that the carrying amounts of assets may not be recoverable.

Impairment of Long-Lived Assets

We evaluate the recoverability of long-lived assets in accordance with authoritative guidance on accounting for the impairment or disposal of long-lived assets. We evaluate long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of these assets may not be recoverable. Such impairment is recognized in the event the net book value of such assets exceeds their fair value. No impairment of long-lived assets occurred in the periods presented.

Basic and Diluted Net Loss Per Share

Basic income per common share is computed based upon the weighted average common shares outstanding as defined by FASB ASC No. 260, Earnings Per Share. Diluted income per share includes the dilutive effects of stock options, warrants, and stock equivalents on an “as if converted” basis. To the extent stock options, stock equivalents and warrants are anti-dilutive, they are excluded from the calculation of diluted income per share. There were no dilutive shares in the nine months ended September 30, 2019 or 2018.

Revenue Recognition

Revenue is recognized in accordance with ASC 606, Contracts with Customers, by analyzing exchanges with the Company’s customers and Brand Partners using a five-step analysis that includes identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation.

The Company recognizes revenue when the customer receives the promised good and all performance obligations are met. Revenue is recognized at an amount that reflects the consideration the Company expects to be entitled to receive in exchange for those services.

The Company records sales of finished products once the customer or Brand Partner places and pays for the order and the product is shipped. Delivery is considered to have occurred when title and risk of loss have transferred to the customer, which is upon shipment of the product. The Company treats shipping expenses as costs to fulfill a contract, so that revenue is recognized gross of shipping expenses. The Company recognizes revenue net of sales taxes.

The Company and its Brand Partners agree to provide customers with a 100% satisfaction guaranteed policy that allows the customer sixty days from the sales transaction to return the product and receive a 100% refund, and one year for a Brand Partner to get a 90% refund, as long as the product remains in saleable condition and the Brand Partner or the Company have not cancelled the Brand Partner agreement. The Company records an estimate for provisions of returns and other adjustments for each shipment, which is netted with gross sales. The Company accounts for such provisions during the same period in which the related revenues are earned. The Company has determined that the population of contracts with the Company’s customers and Brand Partners tends to be homogenous, so that review of the contracts and estimate of various revenue related adjustments can be applied to the entire population. The Company had customer returns of approximately $56,000 for the nine months ended September 30, 2019 and approximately $4,000 for the nine months ended September 30, 2018. The Company has not recorded a reserve for returns at September 30, 2019, December 31, 2018, or September 30, 2018, since it does not believe such returns will be material.

F-6

As of September 30, 2019, the Company did not have any in-process or prepaid sales orders or transactions that would require the recognition of a contract liability.

Cost of Revenue

Amounts recorded as cost of revenue relate to direct expenses incurred in order to fulfill orders of our products. Such costs are recorded as incurred. Our cost of revenue consists primarily of the cost of product, and the cost of product samples.

Commission Expense and Contract Acquisition Costs

The Company markets and sells its products through a direct sales opportunity afforded to Brand Partners through a multi-level marketing sales platform. Commissions are earned on product sales to Brand Partners and customers at a rate of 10% for every transaction plus a specified spread on recurring sales. Brand Partners earn a 5% commission on sales by other team members at lower levels up to nine levels below the Brand Partner. Brand Partners can earn an additional bonus for customer sales and team sales. The team bonus is $400 for each time their team bonus volume reaches a certain amount in a 30 day period. Brand Partners can also earn an initial bonus for qualifying customer purchases in the Brand Partners’ first 30 days of 20% of the transaction value.

The Company expenses commissions in accordance with ASC 606, Contracts with Customers. Commissions are accrued upon shipment of the product to either the Brand Partner or the customer.

Advertising Expenses

The Company expenses advertising costs as incurred in accordance with ASC 720-35, “Other Expenses – Advertising Cost.” Advertising expenses totaled $12,051 for the nine months ending September 30, 2019 and $6,600 for the nine months ended September 30, 2018.

Recently Issued Accounting Pronouncements

FASB ASU No. 2018-18, “Clarifying the Interaction between Topic 808 and Topic 606” – Issued in November 2018, ASU 2018-18 provides guidance on whether certain transactions between collaborative arrangement participants should be accounted for within revenue under Topic 606 in order to provide for better comparability among entities. The guidance clarifies which transactions should be accounted for as revenue under Topic 606 and provides unit-of-account guidance in Topic 808 to align with the guidance in Topic 606 regarding distinct goods or services. The guidance also specifies that transactions with a collaborative arrangement not directly related to sales to third parties may not be presented together with revenue recognized under Topic 606. The guidance will be effective for the Company on January 1, 2020, including interim periods, and must be applied retrospectively. An entity may apply the guidance to either all contracts or to only contracts that are not completed as of the date of the initial application of Topic 606. The Company has early adopted this standard. Adoption of this guidance did not have a material impact on the Company’s financial condition or results of operations.

FASB ASU No. 2016-15, “Classification of Certain Cash Receipts and Cash Payments (a Consensus of the Emerging Issues Task Force)” – In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 clarifies how certain cash receipts and payments should be presented in the statement of cash flows. This standard is effective for fiscal years beginning after December 15, 2017. Adoption of ASU 2016-15 did not have a significant impact on the Company’s financial statements.

FASB ASU No. 2014-09, “Revenue from Contracts with Customers” – In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. In August 2015, the FASB issued ASU 2015-14 to defer the effective date for annual reporting to periods beginning after December 15, 2017, including interim periods within that reporting period. Early adoption is permitted as of the original effective date in ASU 2014-09, which is annual reporting periods beginning after December 15, 2016, which the Company has chosen to early adopt. In December 2016, the FASB issued ASU 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers which affect narrow aspects of the guidance issued in ASU 2014-09. In May 2016, the FASB issued ASU 2016-12, Narrow Scope Improvements and Practical Expedients, which amends and clarifies certain aspects in ASU 2014-09 that include collectability, presentation of sales and other taxes collected from customers, noncash consideration, contract modifications and completed contracts at transition. In April 2016, the FASB issued ASU 2016-10, Identifying Performance Obligations and Licensing, which amends the guidance in ASU 2014-09 on accounting for licenses of intellectual property and identifying performance obligations. In March 2016, the FASB issued ASU 2016-08, Principal versus Agent Considerations (Reporting Revenue Gross versus Net), which amends the principal versus agent guidance in ASU 2014-09. The standards are to be applied retrospectively and the Company has elected to utilize the full retrospective method. Adoption of ASU 2014-09 and related amendments did not have a significant impact on the Company’s financial statements.

FASB ASU No. 2018-07 (Topic 718), “Compensation—Stock Compensation: Improvements to Nonemployee Share- Based Payment Accounting” – Issued in June 2018, ASU 2018-07 expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The amendments also clarify that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606. The new standard will be effective for the Company on January 1, 2019. The Company has early adopted this standard using the full retrospective method. Adoption of this guidance did not have a material impact on the Company’s financial condition or results of operations.

F-7

FASB ASU No. 2018-13 (Topic 820), “Fair Value Measurement” – Issued in August 2018, ASU 2018-13 modifies, removes and adds certain disclosure requirements on fair value measurements based on the FASB Concepts Statement, Conceptual Framework for Financial Reporting—Chapter 8: Notes to Financial Statements. ASU 2018-13 is effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. Early adoption is permitted. The Company does not expect the standard to have a material impact on our financial statements and related disclosures

FASB ASU No. 2018-09, “Codification Improvements” - In July 2018, the FASB issued ASU 2018-09, Codification Improvements (“ASU 2018-09”). This standard does not prescribe any new accounting guidance, but instead makes changes to a variety of topics to clarify, correct errors in, or make minor improvements to the Accounting Standards Codification. Certain updates are applicable immediately, but the majority of the amendments in ASU 2018-09 will be effective for annual periods beginning after December 15, 2018. The Company does not expect the standard to have a material impact on our financial statements and related disclosures.

FASB ASU No. 2018-02, (Topic 220), “Income Statement – Reporting Comprehensive Income” - In June 2018, the FASB issued ASU 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”), to simplify the accounting for share-based payments made to nonemployees. Under ASU 2018-07, accounting for share-based payments made to nonemployees is substantially the same as the accounting for share-based payments made to employees. Share based awards to nonemployees will be measured at fair value on the grant date of the awards, with the need to assess the probability of satisfying performance conditions, if any are present. This guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, and early adoption is permitted. The Company has early adopted this standard using the full retrospective method. Adoption of this guidance did not have a material impact on the Company’s financial condition or results of operations.

FASB ASU 2017-04 (Topic 350), “Intangibles - Goodwill and Others” – Issued in January 2017, ASU 2017-04 simplifies how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. Step 2 measures a goodwill impairment loss by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount of that goodwill. ASU 2017-04 is effective for annual periods beginning after December 15, 2019 including interim periods within those periods. The Company does not expect the standard to have a material impact on our financial statements and related disclosures.

FASB ASU No. 2016-02 (Topic 842), “Leases” – Issued in February 2016, ASU No. 2016-02 established ASC Topic 842, Leases, as amended by subsequent ASUs on the topic, which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. ASU 2016-02 requires lessees to apply a two-method approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase. Lessees are required to record a right-of-use asset and a lease liability for all leases with a term greater than 12 months. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases. Lessees will recognize expense based on the effective interest method for finance leases or on a straight-line basis for operating leases. The accounting applied by the lessor is largely unchanged from that applied under the existing lease standard. We will be required to record a right-of-use asset and lease liability equal to the present value of the remaining minimum lease payments and will continue to recognize expense on a straight-line basis upon adoption of this standard. ASU 2016-02 is effective for reporting periods beginning after December 15, 2018, with early adoption permitted. In July 2018, the FASB issued an update ASU 2018-11 Leases: Targeted Improvements, which provides companies with an additional transition option that would permit the application of ASU 2016-02 as of the adoption date rather than to all periods presented. We adopted this standard on January 1, 2019 and elected to use the transition practical expedients package available to us under this new standard.

Note 2 – Going Concern

We incurred a net loss for the nine months ended September 30, 2019 and had an accumulated deficit of $945,948 at September 30, 2019. At September 30, 2019, we had a cash balance of approximately $34,636, compared to a cash balance of $27,310 at December 31, 2018. At September 30, 2019, we had a working capital deficit of $611,423, compared to a working capital deficit of $332,593 at December 31, 2018.

We have not been able to generate sufficient cash from operating activities to fund our ongoing operations. We will be required to raise additional funds through public or private financing, additional collaborative relationships or other arrangements until we are able to raise revenues to a point of positive cash flow. We are evaluating various options to further reduce our cash requirements to operate at a reduced rate, as well as options to raise additional funds, including obtaining loans and selling common stock. There is no guarantee that we will be able to generate enough revenue and/or raise capital to support its operations.

Based on the above factors, substantial doubt exists about our ability to continue as a going concern for one year from the issuance of these financial statements.

Note 3 - Concentrations of Business and Credit Risk

The Company at times maintains balances in various operating accounts in excess of federally insured limits.

Since the Company sells its products to a large number of customers, there is no accounts receivable concentration from customers. However, the Company uses merchant processors to charge customer credit cards and does contain concentration risk between credit card processors. As of September 30, 2019, one credit card processors accounted for 100% of accounts receivable.

F-8

Note 4 – Equity

On January 9, 2019, the Company purchased one hundred percent (100%) of the outstanding units of New You LLC. Pursuant to the terms and conditions of the Share Exchange Agreement, the Company issued 15,974,558 common shares in exchange for one hundred percent (100%) of New You LLC outstanding units. As a result of the Share Exchange Agreement, New You LLC became a wholly owned subsidiary of the Company. New You LLC began operations in August 2018.

On March 8, 2019, pursuant to stockholder consent, our Board of Directors authorized an amendment (the "Amendment") to our Certificate of Incorporation, as amended, to (i) change the name of the Company from The Radiant Creations Group, Inc. to New You, Inc. and (ii) effect a reverse stock split of the issued and outstanding shares of our common stock, par value $0.00001, on a 1 for 50 basis (the "Reverse Stock Split"). We filed the Amendment with the Nevada Secretary of State reflecting the name change on March 27, 2019. On April 29, 2019, the Financial Industry Regulatory Authority, Inc. notified us that the Name Change and Reverse Stock Split would take effect on April 30, 2019 (the "Effective Date"). On the Effective Date, each holder of common stock received 1 share of our common stock for each 50 shares of our common stock they owned immediately prior to the Reverse Stock Split. We did not issue fractional shares in connection with the Reverse Stock Split. Fractional shares were rounded up to the nearest whole share. In addition, on the Effective Date the Company’s trading symbol changed to “RCGPD” for a period of 20 business days, after which the "D" was removed from the Company’s trading symbol and began trading under new trading symbol “NWYU.” Unless otherwise indicated, the information in these unaudited condensed consolidated financial statements gives effect to the 1-for-50 reverse stock split of the Company’s common stock, par value $0.00001 per share and name change from The Radiant Creations Group, Inc. to New You, Inc. effected on April 30, 2019.

During the nine months ended September 30, 2019, the Company issued 645,450 common shares which resulted in raising $312,800 in additional capital and 875,000 common shares for services that will be provided in the future.

Note 5 – Commitments and Contingencies

Operating Lease Commitments

A lease provides the lessee the right to control the use of an identified asset for a period of time in exchange for consideration. Right of use (ROU) assets represent the Company's right to use an underlying asset for the lease term and operating lease liabilities represent the Company's obligation to make lease payments arising from the lease. The Company determines if an arrangement is a lease at inception. ROU assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. Most operating leases contain renewal options that provide for rent increases based on prevailing market conditions. The lease term used to calculate the ROU asset includes renewal periods or periods subject to termination when it is reasonably certain that the Company will lease the assets in such periods.

The discount rate used to determine the commencement date present value of lease payments is the interest rate implicit in the lease, or when that is not readily determinable, the estimated incremental secured borrowing rate. ROU assets include any lease payments required to be made prior to commencement and exclude lease incentives. Both ROU assets and lease liabilities exclude variable payments not based on an index or rate, which are treated as period costs. The Company's lease agreements do not contain significant residual value guarantees, restrictions or covenants.

The Company leases a warehouse facility under a lease agreement that expires July 31, 2021. The Company does not have any significant capital leases.

The components of total lease cost were as follows:

Nine Months Ended September 30,
2019
Operating lease cost	50,198
Total lease cost	$50,198

Cash paid for amounts included in operating lease liabilities was $50,198 for the nine months ended September 30, 2019. The table below presents total operating lease ROU assets and lease liabilities as of September 30, 2019:

Nine Months Ended September 30,
2019
Operating lease ROU assets	$114,923
Operating lease liabilities	120,564

The table below presents the maturities of operating lease liabilities as of September 30, 2019:

2019 (Remaining Months)	19,098
2020	77,277
2021	45,801
Total Lease Payments	142,176
Less: Discount	(21,612)
Total Operating Lease Payments	120,564

F-9

The table below presents the weighted average remaining lease term for operating leases and weighted average discount rate used in calculating operating lease right-of-use assets:

Nine Months Ended September 30,
2019
Weighted average remaining lease term (years)	1.8
Weighted average discount rate	7%

Litigation and Claims

The Company may be involved in lawsuits and claims arising in the ordinary course of business from time to time. The Company reviews any such legal proceedings and claims on an ongoing basis and follows appropriate accounting guidance when making accrual and disclosure decisions. The Company establishes accruals for those contingencies where the incurrence of a loss is probable and can be reasonably estimated, and it discloses the amount accrued and the amount of a reasonably possible loss in excess of the amount accrued, if such disclosure is necessary for the Company’s financial statements not to be misleading. To estimate whether a loss contingency should be accrued by a charge to income, the Company evaluates, among other factors, the degree of probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of the loss. The Company does not record liabilities when the likelihood that the liability has been incurred is probable, but the amount cannot be reasonably estimated. Based upon present information, the Company determined that there were no matters that required an accrual as of September 30, 2019 or December 31, 2018 nor were there any asserted or unasserted material claims for which material losses are reasonably possible.

Note 6 – Related Party Transactions

During the nine months ended September 30, 2019, the Directors provided loans to the Company or paid for various expenses of the Company. These loans contained no interest, term or due date. As of September 30, 2019, these loans had a combined balance of $389,647 for the CEO and two other board members, total additions for the nine months ended September 30th was $358,172 and total repayments was $198,197. The balances of these loans for the nine months ended September 30, 2018 was $270,439 which the Company had no repayments ending September 30, 2018. As of September 30th, 2019, there are also payable items in the amounts of $54,260 for inventory from Carlsbad Naturals LLC, which owns 13.23% of New You, Inc. and $17,599 for consulting payments payable to a relative of the CEO.

The Company leases and pays for a warehouse facility where it shares space with CBD Naturals, LLC, a related party. In exchange, CBD Naturals, LLC leases and pays for an office facility where it shares space with the Company. As a result of this arrangement, the Company has recorded rent expense in the accompanying statements of operations for the lease that it is responsible for paying.

The Company purchases product from CBD Naturals LLC, which is owned by a shareholder of the Company. Drops, Drops For Pets, Energy FX, Sleep FX are manufactured by CBD Naturals, LLC.

During 2018 and the first five months of 2019, all credit card receivable payments were processed through the bank account of one of the founding members due to the frequent bank account changes that were occurring with the Company’s accounts. All funds received into the founder’s bank account was transferred directly to the Company’s account on a weekly basis and have been accounted for. As of May 31, 2019, all credit card receivables are deposited by the credit card processor directly into the Company’s bank account.

Note 7 – Subsequent Events

The Company has evaluated subsequent events through January 27, 2020 , which is the date the financial statements were issued. The Company has determined that there were no subsequent events which required recognition, adjustment to or disclosure in the financial statements, except as disclosed below.

Subsequent to September 30, 2019, the Company issued 4,308,000 common shares, a total of 7,000 common shares were issued for $3,500, and 4,301,000 common shares were issued for services to be performed in the future.

F-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members and Directors of

New You LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheet of New You LLC (the “Company”) as of December 31, 2018, the related statements of operations, stockholders’ deficit and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for the year ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2019.

Costa Mesa, California
November 7, 2019

F-11

New You LLC

BALANCE SHEET

AS OF DECEMBER 31, 2018

ASSETS
Current Assets:
Cash	$27,310
Credit Card Receivable	19,603
Due from New You, Inc.	10,482
Inventory	49,862
Prepaid Expenses and Other Current Assets	34,415
Total Current Assets	141,672

Property and Equipment, Net	31,587
TOTAL ASSETS	$173,259

LIABILITIES AND STOCKHOLDERS’ DEFICIT
LIABILITIES:
Current Liabilities:
Accounts Payable and Other Accrued Expenses	$208,477
(including $154,234 due to related parties)
Commission Payable	36,116
Related Party Debt	229,672
Total Current Liabilities	474,265

TOTAL LIABILITIES	474,265

COMMITMENTS AND CONTINGENCIES – See Note 4

STOCKHOLDERS’ DEFICIT:
Common Stock at $0.00001 par value; 900,000,000 shares authorized, 15,974,558 shares issued and outstanding	160
Additional Paid in Capital	126,840
Accumulated Deficit	(428,006)
TOTAL STOCKHOLDERS’ DEFICIT	(301,006)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$173,259

The accompanying notes are an integral part of the financial statements.

F-12

New You LLC

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

Total Revenues	$898,153

Cost of Goods Sold	197,415

Gross Profit	700,738

Selling, General and Administrative Expenses	689,991
Commission Expense	437,953

Loss from Operations	(427,206)

Income Tax Expense	800

Net Loss	$(428,006)

NET LOSS PER COMMON SHARE
- Basic and Diluted	$(0.05)

Weighted Average Common Shares Outstanding
- Basic and Diluted	8,218,053

 The accompanying notes are an integral part of the financial statements.

F-13

New You LLC

STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2018

	Common
	Shares	Par Value	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit

Balance as of January 1, 2018	—	$—	$—	$—	$—

Share issuances to Founding Members	13,951,579	140	(140)	—	—
Share issuances for Cash	2,022,979	20	126,980	—	127,000
Net loss	—	—	—	(428,006)	(428,006)

Balance as of December 31, 2018	15,974,558	$160	$126,840	$(428,006)	$(301,006)

The accompanying notes are an integral part of the financial statements.

F-14

New You LLC

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2018

Operating activities
Net loss	$(428,006)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	2,414
Changes in operating assets and liabilities:
Credit Card Receivables	(19,603)
Due to New You, Inc.	(10,482)
Inventories	(49,862)
Prepaid expenses and other current assets	(34,415)
Accounts payable and other current liabilities (including change in commissions payable of $36,116)	244,593
Net cash used in operating activities	(295,361)
Investing activities
Purchases of property and equipment	(34,001)
Net cash used in investing activities	(34,001)
Financing activities
Proceeds from related party debt	229,672
Owner's Investment	127,000
Net cash provided by financing activities	356,672
Net (decrease) increase in cash	27,310

Beginning of year	—
End of year	$27,310

Supplemental Disclosures
Cash Paid for Interest	—
Cash Paid for Income Taxes	—

The accompanying notes are an integral part of the financial statements.

F-15

New You LLC

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2018

NOTE 1 – DESCRIPTION OF BUSINESS

Organization

New You LLC, a Wyoming limited liability company was formed on November 15, 2017 (the date of inception) as X Shipping, LLC (the “Company”). On May 4, 2018, the Company changed its name to New You LLC. The Company is in the business of selling cannabidiol (“CBD”) hemp oil-based products. The Company’s principal business is the development and marketing of CBD products and it currently sells its products through a direct sales opportunity afforded to independent business owners (called “Brand Partners”). While the entity was formed in November of 2017, the Company did not have any activity or transactions from the date of inception to December 31, 2017. On May 30, 2018, three investors were issued units in the Company with ownership percentages of 45%, 45% and 10%.

Going Concern

We have never reported net income. We incurred a net loss for the year ended December 31, 2018 and had an accumulated deficit of $428,006 at December 31, 2018. At December 31, 2018, we had a cash balance of $27,310. We had a working capital deficit of $332,953 at December 31, 2018.

We have not been able to generate sufficient cash from operating activities to fund our ongoing operations. We will be required to raise additional funds through public or private financing, additional collaborative relationships or other arrangements until we are able to raise revenues to a point of positive cash flow. We are evaluating various options to further reduce our cash requirements to operate at a reduced rate, as well as options to raise additional funds, including obtaining loans and selling common stock. There is no guarantee that we will be able to generate enough revenue and/or raise capital to support its operations.

Based on the above factors, substantial doubt exists about our ability to continue as a going concern for one year from the issuance of these financial statements.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) to reflect the accounts and operations of the Company.

On January 9, 2019, related party New You, Inc. completed a reverse recapitalization (“Recapitalization”) with New You LLC in accordance with the terms of a share exchange agreement (“Share Exchange Agreement”). Pursuant to the Share Exchange Agreement, New You, Inc. issued 798,727,886 common shares (15,974,558 shares as adjusted for the 1-for-50 reverse common stock split New You, Inc. performed in April 2019) in exchange for one hundred percent (100%) of the outstanding units of New You LLC (11,450 units), with New You LLC becoming a wholly-owned operating subsidiary of the consolidated company. The transaction was accounted for as a reverse recapitalization because New You, Inc. was a shell company prior to the transaction. For accounting purposes, New You LLC is considered to have obtained the net monetary assets of New You, Inc. in exchange for equity. Upon the consummation of the Recapitalization, the historical financial statements of New You LLC became the consolidated company’s historical financial statements. Accordingly, these financial statements, reflect the financial position and operations of New You LLC, except that the capital structure of New You LLC has been adjusted based on the ratio of common shares issued and units transferred in accordance with the Share Exchange Agreement. As a result, the balance sheet and statement of stockholders’ deficit include common share information, in spite of the fact that New You LLC is not a corporation.

Use of Estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the dates of the financial statements and the reported amounts of total net revenue and expenses in the reporting periods. The Company regularly evaluates estimates and assumptions related to revenue recognition, useful lives of fixed assets, sales returns, inventory valuation, and litigation and other loss contingencies. These estimates and assumptions are based on current facts, historical experience and various other factors that the Company believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of revenue, costs and expenses that are not readily apparent from other sources. The actual results the Company experiences may differ materially and adversely from these estimates. To the extent there are material differences between the estimates and actual results, the Company’s future results of operations will be affected.

Cash and Cash Equivalents

The Company maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. The Company considers cash deposits in banks as cash and investments with original maturities at purchase of three months or less as cash equivalents. There were no cash equivalents as of December 31, 2018.

Credit Card Receivables

F-16

Credit card receivable consists of only the amount due from the credit card processing companies. There is no need for an allowance for doubtful accounts, the system and processor makes sure that the transaction is successful prior to the sale being finalized. Accordingly, no allowance was recorded as of December 31, 2018.

Concentration of Credit Risk

The Company monitors its positions with, and the credit quality of, the financial institutions with which it invests.

Substantially all of the Company’s revenues are to unique customers or Brand Partners. Since the Company sells its products to a large number of customers, there is no revenue concentration from customers. However, the Company uses merchant processors to charge customer credit cards and does contain concentration risk between credit card processors. As of December 31, 2018, one credit card processor accounted for 100% of Credit Card Receivables. We are in the process of adding more processors when they become available.

Inventory

Inventory is primarily comprised of finished goods and packaging, and is valued at the lower of cost or net realizable value, with cost being determined by using the first-in, first-out method.

Prepaid Expenses

Prepaid expenses consist of various payments that the Company has made in advance for goods or services to be received in the future. These prepaid expenses primarily consist of deposits on inventory yet to be delivered or shipped.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation and impairment losses, if any. Property and equipment are depreciated on a straight-line basis over the estimated useful lives of five years, which includes warehouse equipment and furniture and fixtures.

Property and equipment, net was comprised of warehouse equipment and furniture and fixtures with a gross value of $34,001 and accumulated depreciation of $2,414 as of December 31, 2018. Depreciation expense related to property and equipment for the year ended December 31, 2018 was $2,414.

Impairment

Long-lived assets are reviewed for impairment in accordance with authoritative guidance for impairment or disposal of long-lived assets. Long-lived assets are reviewed for events or changes in circumstances that indicate that their carrying value may not be recoverable. Long-lived assets are reported at the lower of carrying amount or fair value less cost to sell. For the fiscal year ended December 31, 2018, there were no indicators of impairment of the value of our long-lived assets.

Revenue Recognition and Performance Obligations

Revenue is recognized in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 606, Contracts with Customers, by analyzing exchanges with the Company’s customers and Brand Partners using a five-step analysis such as identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation.

The Company recognizes revenue when the promised goods are shipped and all performance obligations are met. Revenue is recognized at an amount that reflects the consideration the Company expects to be entitled to receive in exchange for those services.

The Company records sales of finished products once the customer or Brand Partner places and pays for the order and the product is simultaneously shipped. Control is deemed transferred when title and risk of loss have transferred to the customer, which is upon shipment of the product.

The Company and its Brand Partners provide customers with a 100% satisfaction guaranteed policy that allows the customer 60 days to return the product and receive a 100% refund and allows customers that are also Brand Partners twelve months to return the product and receive a 90% refund, as long as the product remains in saleable condition and the Brand Partner or the Company have not cancelled the Brand Partner agreement. The Company records an estimate for provisions of returns, and other adjustments for each shipment, which are netted with gross sales. The Company accounts for such provisions during the same period in which the related revenues are earned. The Company has determined that the population of contracts with the Company’s customers and Brand Partners tends to be homogenous, so that review of the contracts and estimate of various revenue related adjustments can be applied to the entire population. The Company had returns of approximately $14,000 for the year ended December 31, 2018. The Company has not recorded a reserve for returns at December 31, 2018, since it does not believe such returns will be material.

As of December 31, 2018, the Company did not have any in-process or prepaid sales orders or transactions that would require the recognition of a contract liability.

Commission Expense and Contract Acquisition Costs

F-17

The Company markets and sells its products through a direct sales opportunity afforded to Brand Partners through a multi-level marketing sales opportunity. Commissions are earned on product sales to first level Brand Partners and their customers at a rate of 10% on the sales price for every transaction plus a specified spread on recurring sales. Brand Partners also earn a 5% commission on sales price by other team members at lower levels up to nine levels below the Brand Partner. Brand Partners can earn an additional bonus for customer sales and team sales. The team bonus is $400 every time their team bonus volume reaches a certain amount in a 30 day period. Brand Partners can also earn an initial bonus for qualifying customer purchases in the Brand Partners first 30 days of 20% of the transaction value.

The Company expenses commissions in accordance with ASC 606, Contracts with Customers. Commissions are accrued upon shipment of the product.

Advertising Expenses

The Company expenses advertising costs as incurred in accordance with ASC 720-35, “Other Expenses – Advertising Cost.” Advertising expenses totaled $19,105 the year ended December 31, 2018.

Fair Value of Financial Instruments

The carrying amounts in the accompanying balance sheet for cash, credit card receivable, Due from New You, Inc., accounts payable and accrued expenses, commissions payable, and related party debt approximate their fair values due to their short-term maturities.

Fair Value

The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities that are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

In accordance with the fair value accounting requirements, companies may choose to measure eligible financial instruments and certain other items at fair value. The Company has not elected the fair value option for any eligible financial instruments.

Income Taxes

The Company has elected to be treated as a partnership for federal income tax purposes and generally does not incur income taxes. Instead, profits and losses are included in the respective income tax returns of the members.  The Company may be liable for certain state and local income taxes.

The Company’s tax returns and the amount of the Company’s revenue, expenses, and taxes are subject to examination by federal and state taxing authorities. Such examinations could result in adjustments to revenue or expenses, and the tax liability of the members could be impacted accordingly.  The Company will reflect the impact of such examinations, if any, in the financial statements in the year in which the adjustments are finalized between the Company and the taxing authority.

The Company files federal and California state income tax returns. While no income tax returns are currently being examined and the Company has not been notified of a pending examination, the Company’s initial federal and state income tax returns for 2017 and 2018 will remain open and subject to examination by the appropriate governmental agencies once filed.

The Company provides for income taxes utilizing the asset and liability method of accounting. Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each balance sheet date, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. If it is determined that it is more likely than not that future tax benefits associated with a deferred tax asset will not be realized, a valuation allowance is provided. The effect on deferred tax assets and liabilities of a change in the tax rates is recognized in the statement of operations as an adjustment to income tax expense in the period that includes the enactment date.

The Company records a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits in income tax expense.

Recently Adopted Accounting Standards

FASB ASU No. 2018-18, “Clarifying the Interaction between Topic 808 and Topic 606” – Issued in November 2018, ASU 2018-18 provides guidance on whether certain transactions between collaborative arrangement participants should be accounted for within revenue under Topic 606 in order to provide for better comparability among entities. The guidance clarifies which transactions should be accounted for as revenue under Topic 606 and provides unit-of-account guidance in Topic 808 to align with the guidance in Topic 606 regarding distinct goods or services. The guidance also specifies that transactions with a collaborative arrangement not directly related to sales to third parties may not be presented together with revenue recognized under Topic 606. The guidance will be effective for the Company on January 1, 2020, including interim periods, and must be applied retrospectively. An entity may apply the guidance to either all contracts or to only contracts that are not completed as of the date of the initial application of Topic 606. The Company has early adopted this standard. Adoption of this guidance did not have a material impact on the Company’s financial condition or results of operations.

F-18

FASB ASU No. 2016-15, “Classification of Certain Cash Receipts and Cash Payments (a Consensus of the Emerging Issues Task Force)” – In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 clarifies how certain cash receipts and payments should be presented in the statement of cash flows. This standard is effective for fiscal years beginning after December 15, 2017. Adoption of ASU 2016-15 did not have a significant impact on the Company’s financial statements.

FASB ASU No. 2014-09, “Revenue from Contracts with Customers” – In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. In August 2015, the FASB issued ASU 2015-14 to defer the effective date for annual reporting to periods beginning after December 15, 2017, including interim periods within that reporting period. Early adoption is permitted as of the original effective date in ASU 2014-09, which is annual reporting periods beginning after December 15, 2016, which the Company has chosen to early adopt. In December 2016, the FASB issued ASU 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers which affect narrow aspects of the guidance issued in ASU 2014-09. In May 2016, the FASB issued ASU 2016-12, Narrow Scope Improvements and Practical Expedients, which amends and clarifies certain aspects in ASU 2014-09 that include collectability, presentation of sales and other taxes collected from customers, noncash consideration, contract modifications and completed contracts at transition. In April 2016, the FASB issued ASU 2016-10, Identifying Performance Obligations and Licensing, which amends the guidance in ASU 2014-09 on accounting for licenses of intellectual property and identifying performance obligations. In March 2016, the FASB issued ASU 2016-08, Principal versus Agent Considerations (Reporting Revenue Gross versus Net), which amends the principal versus agent guidance in ASU 2014-09. The standards are to be applied retrospectively and the Company has elected to utilize the full retrospective method. Adoption of ASU 2014-09 and related amendments did not have a significant impact on the Company’s financial statements.

FASB ASU No. 2018-07 (Topic 718), “Compensation—Stock Compensation: Improvements to Nonemployee Share- Based Payment Accounting” – Issued in June 2018, ASU 2018-07 expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The amendments also clarify that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606. The new standard will be effective for the Company on January 1, 2019. The Company has early adopted this standard using the full retrospective method. Adoption of this guidance did not have a material impact on the Company’s financial condition or results of operations.

FASB ASU No. 2018-13 (Topic 820), “Fair Value Measurement” – Issued in August 2018, ASU 2018-13 modifies, removes and adds certain disclosure requirements on fair value measurements based on the FASB Concepts Statement, Conceptual Framework for Financial Reporting—Chapter 8: Notes to Financial Statements. ASU 2018-13 is effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. Early adoption is permitted. The Company does not expect the standard to have a material impact on our financial statements and related disclosures.

FASB ASU No. 2018-09, “Codification Improvements” - In July 2018, the FASB issued ASU 2018-09, Codification Improvements (“ASU 2018-09”). This standard does not prescribe any new accounting guidance, but instead makes changes to a variety of topics to clarify, correct errors in, or make minor improvements to the Accounting Standards Codification. Certain updates are applicable immediately, but the majority of the amendments in ASU 2018-09 will be effective for annual periods beginning after December 15, 2018. The Company does not expect the standard to have a material impact on our financial statements and related disclosures.

FASB ASU No. 2018-02, (Topic 220), “Income Statement – Reporting Comprehensive Income” - In June 2018, the FASB issued ASU 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”), to simplify the accounting for share-based payments made to nonemployees. Under ASU 2018-07, accounting for share-based payments made to nonemployees is substantially the same as the accounting for share-based payments made to employees. Share based awards to nonemployees will be measured at fair value on the grant date of the awards, with the need to assess the probability of satisfying performance conditions, if any are present. This guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, and early adoption is permitted. The Company has early adopted this standard using the full retrospective method. Adoption of this guidance did not have a material impact on the Company’s financial condition or results of operations.

FASB ASU 2017-04 (Topic 350), “Intangibles - Goodwill and Others” – Issued in January 2017, ASU 2017-04 simplifies how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. Step 2 measures a goodwill impairment loss by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount of that goodwill. ASU 2017-04 is effective for annual periods beginning after December 15, 2019 including interim periods within those periods. The Company does not expect the standard to have a material impact on our financial statements and related disclosures.

F-19

FASB ASU No. 2016-02 (Topic 842), “Leases” – Issued in February 2016, ASU No. 2016-02 established ASC Topic 842, Leases, as amended by subsequent ASUs on the topic, which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. ASU 2016-02 requires lessees to apply a two-method approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase. Lessees are required to record a right-of-use asset and a lease liability for all leases with a term greater than 12 months. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases. Lessees will recognize expense based on the effective interest method for finance leases or on a straight-line basis for operating leases. The accounting applied by the lessor is largely unchanged from that applied under the existing lease standard. We will be required to record a right-of-use asset and lease liability equal to the present value of the remaining minimum lease payments and will continue to recognize expense on a straight-line basis upon adoption of this standard. ASU 2016-02 is effective for reporting periods beginning after December 15, 2018, with early adoption permitted. In July 2018, the FASB issued an update ASU 2018-11 Leases: Targeted Improvements, which provides companies with an additional transition option that would permit the application of ASU 2016-02 as of the adoption date rather than to all periods presented. We adopted this standard on January 1, 2019 and elected to use the transition practical expedients package available to us under this new standard.

NOTE 3 – EQUITY

On May 30, 2018, three founding members were issued shares in the Company with ownership percentages of 45%, 45% and 10% for no consideration. Later in 2018, 2,022,979 shares were issued to multiple investors, separate from the founding members, for $127,000 cash.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

Operating Lease Commitments

The Company leases and pays for a warehouse facility where it shares space with CBD Naturals, LLC, a related party. In exchange, CBD Naturals, LLC leases and pays for an office facility where it shares space with the Company. As a result of this arrangement, the Company has recorded rent expense in the accompanying statement of operations for the lease that it is responsible for paying. The Company’s rent expense for the year ended December 31, 2018 was $22,946 and is included in general and administrative expense on the accompany statement of operations.

Future minimum lease payments under non-cancelable operating leases having an initial or remaining term of more than one year are as follows:

Year Ending December 31,	Payments
2019	$69,296
2020	77,277
2021	45,801
Total Future Minimum Lease Payments	$192,374

NOTE 5 - LITIGATION AND CLAIMS

The Company may be involved in lawsuits and claims arising in the ordinary course of business from time to time. The Company reviews any such legal proceedings and claims on an ongoing basis and follows appropriate accounting guidance when making accrual and disclosure decisions. The Company establishes accruals for those contingencies where the incurrence of a loss is probable and can be reasonably estimated, and it discloses the amount accrued and the amount of a reasonably possible loss in excess of the amount accrued, if such disclosure is necessary for the Company’s financial statements to not be misleading. To estimate whether a loss contingency should be accrued by a charge to income, the Company evaluates, among other factors, the degree of probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of the loss. The Company does not record liabilities when the likelihood that the liability has been incurred is probable, but the amount cannot be reasonably estimated. Based upon present information, the Company determined that there were no matters that required an accrual as of December 31, 2018 nor were there any asserted or unasserted material claims for which material losses are reasonably possible.

NOTE 6 - RELATED PARTY TRANSACTIONS

During 2018, the directors provided loans to the Company or paid for various expenses of the Company. These loans had no interest, term, or due date. As of December 31, 2018, these loans had a balance of $104,123 and $125,549 for a director and the CEO, respectively. During 2018, the Company paid several expenses on behalf of New You, Inc., which subsequently became the parent of the Company (See Note 6). As of December 31, 2018, these advances totaled $10,482.

As discussed above in Note 3, the Company leases space on behalf of CBD Naturals, LLC, a related party, in exchange for the related party leasing premises for the Company.

The Company purchases product from CBD Naturals LLC, which is owned by a shareholder of the Company. Drops, Drops For Pets, Energy FX, Sleep FX are manufactured by CBD Naturals, LLC.

During 2018 and the first 5 months of 2019, all credit card receivable payments were processed through the bank account of one of the founding members due to the frequent bank account changes that were occurring with the Company’s accounts. All funds received into the founder’s bank account was transferred directly to the Company’s account on a weekly basis and has been accounted for. As of May 2019, all credit card receivables are deposited by the credit card processor directly into the Company’s bank account.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through November 7, 2019, which is the date the financial statements were issued. The Company has determined that there were no subsequent events which required recognition, adjustment to or disclosure in the financial statements except as discussed in Note 1 under Basis of Presentation and in Note 6.

F-20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

New You, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of New You, Inc. (the “Company”) as of December 31, 2018 and December 31, 2017, the related statements of operations, stockholders’ equity (deficit) and cash flows for each of the two years in the period ended December 31, 2018 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018 in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2019.

Costa Mesa, California
November 7, 2019

F-21

New You, Inc.

BALANCE SHEETS

	December 31,	December 31,
	2018	2017

ASSETS
Current Assets
Cash	$—	$157
Total current assets	—	157

TOTAL ASSETS	—	157

LIABILITIES & STOCKHOLDERS' DEFICIT
LIABILITIES:
Current Liabilities:
Accounts payable	6,088	5,646
Due to New You LLC	10,482	—
Accrued interest	—	46,000
Liability to issue shares	—	147,067
Notes payable	—	220,000
Credit line due to related party	—	49,580
Total current liabilities	16,570	468,293

TOTAL LIABILITIES	16,570	468,293
COMMITMENTS AND CONTINGENCIES – SEE NOTE 7
STOCKHOLDERS' DEFICIT
Series A Preferred* at $0.00001 par value, 0 and 3,000,000 shares were issued and outstanding as of December 31, 2018 and 2017, respectively	—	30
Series B Preferred* at $0.00001 par value, 0 and 20,000,000 shares were issued and outstanding as of December 31, 2018 and 2017, respectively	—	200
Common stock at $0.00001 par value: 900,000,000 shares authorized, 10,772,587 and 739,117 shares issued and outstanding as of December 31, 2018 and 2017, respectively	107	7
Additional paid in capital	16,560,469	16,391,989
Accumulated deficit	(16,577,146)	(16,860,362)

TOTAL STOCKHOLDERS' DEFICIT	(16,570)	(468,136)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$—	$157

*100,000,000 Total Series A and B Preferred Shares Authorized

The accompanying notes are an integral part of the financial statements.

F-22

 New You, Inc.

STATEMENTS OF OPERATIONS

	For the Year Ended	For the Year Ended
	December 31, 2018	December 31, 2017

REVENUE, NET	$—	$12,734

COST OF REVENUE	—	48,211

GROSS LOSS	—	(35,477)

Operating Expenses:
General and administrative expenses	40,416	231,789
Total operating expenses	40,416	231,789

Operating loss	(40,416)	(267,266)

Other Income (Expense):
Interest expense, net	(85,809)	(223,958)
Gain on settlement of debt	409,443	—
Total other income (expense)	323,634	(223,958)
NET INCOME (LOSS)	$283,218	$(491,224)

NET LOSS PER COMMON SHARE
- Basic and Diluted	$0.05	$(0.68)

Weighted Average Common Shares Outstanding
- Basic and Diluted	6,074,968	720,328

The accompanying notes are an integral part of the financial statements

F-23

New You, Inc.

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

	Preferred			Common
	Series A	Series B	Par Value	Shares	Par Value	Additional Paid in Capital	Accumulated Deficit	Total Deficiency
Balance as of January 1, 2017	3,000,000	27,000,000	300	676,117	$7	$16,220,419	$(16,369,140)	$(148,414)
Common stock issued as compensation	—	—	—	11,000	—	27,500	—	27,500
Common stock issued for website development	—	—	—	40,000	—	100,000	—	100,000
Common stock issued to note holders	—	—	—	19,000	—	38,000	—	38,000
Common stock purchase	—	—	—	3,000	—	6,000	—	6,000
Shares cancelled	—	(7,000,000)	(70)	(10,000)	—	70	—	—
Net loss	—	—	—	—	—	—	(491,224)	(491,224)
Balance as of December 31, 2017	3,000,000	20,000,000	230	739,117	$7	$16,391,989	$(16,860,364)	$(468,138)
Common stock issued as compensation	—	—	—	4,827	—	12,078	—	12,078
Issuance of Shares due to debt extinguishment	—	—	—	44,000	—	30,000	—	30,000
Exchange of preferred shares for common stock	(3,000,000)	(20,000,000)	(230)	269,315	3	227	—	—
Issuance of shares for majority purchase	—	—	—	9,695,328	97	94,903	—	95,000
Cancellation of debt for shares	—	—	—	20,000	—	13,600	—	13,600
Shares transferred from shareholder for services provided to the company	—	—	—	—	—	17,672	—	17,672
Net income	—	—	—	—	—	—	283,218	283,218
Balance as of December 31, 2018	—	—	—	10,772,587	$107	$16,560,469	$(16,577,146)	$(16,570)

The accompanying notes are an integral part of the financial statements.

F-24

New You, Inc.
STATEMENTS OF CASH FLOWS

CASH FLOWS FROM OPERATING ACTIVITIES:	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017
Net Income (Loss)	283,228	(491,224)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Shares issued as a late payment penalty on notes payable	—	38,000
Shares transferred from shareholder as compensation	17,752	—
Common stock issued as compensation	12,078	27,500
Common stock issued for website development	—	100,000
Amortization of debt discount	—	22,875
Gain on settlement of debt	(409,443)	—
Changes in operating assets and liabilities:	—	—
Accounts receivable	—	2,044
Due to New You LLC	10,482	—
Prepaid expenses	—	11,500
Other assets	—	56,501
Accounts payable and accrued interest	55,746	(15,759)
Liability to issue shares	—	147,067
NET CASH USED IN OPERATING ACTIVITIES	(30,157)	(101,496)
CASH FLOWS FROM INVESTING ACTIVITIES:	—	—
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on promissory notes	(65,000)	—
Issuance of shares for majority purchase	95,000	—
Issuance of shares for cash	—	6,000
Proceeds from loan payable to related party	—	64,255
Repayments of loan payable to related party	—	(14,675)
NET CASH PROVIDED BY FINANCING ACTIVITIES	30,000	55,580
NET CHANGE IN CASH	(157)	(45,916)
Cash at Beginning of Period	157	46,073
Cash at End of Period	—	157
Supplemental Disclosures
Cash Paid for Interest	—	—
Cash Paid for Income Taxes	—	—
Debt and Accrued Interest Settled in Exchange for Equity Method Investment	—	271,452
Debt and Accrued Interest Settled in Exchange for Inventory	25,000	—
Debt and accrued interest settled in exchange for shares	175,000	—

The accompanying notes are an integral part of the financial statements.

F-25

New You, Inc.

NOTES TO FINANCIAL STATEMENTS

1.	DESCRIPTION OF BUSINESS

Unless the context indicates or suggests otherwise, references to “we,” “our,” “us,” the “Company,” or the “Registrant” refer to New You, Inc., a Nevada corporation, and its wholly-owned subsidiary,

New You, Inc. formerly known as The Radiant Creations Group, Inc., was originally incorporated in Nevada on December 29, 2005 under the name of Nova Mining Corporation. From inception, the Company's principal business activity was the acquisition and exploration of mineral resources. On June 20, 2013, following a change of control, the Company changed its principal business to the development and marketing of cosmetics and over-the-counter personal enhancement products and devices. After a change in control on July 11, 2018, the Company changed its principal business to selling cannabidiol (“CBD”) hemp oil-based products through independent business owners (called “Brand Partners”).

Recent Developments

On July 11, 2018, the Company entered into a Subscription and Securities Purchase Agreement (the “SPA”) with three investors. Under the SPA, the investors were collectively issued a controlling interest in the Company consisting of a total of 9,695,328 shares of common stock. These shares were issued in exchange for a total Purchase Price of $95,000. The Purchase Price was used to settle and retire the Company’s then outstanding notes payable, for certain compliance costs, and for general working capital for the Company. In conjunction with the SPA, the formerly controlling shareholder, Biodynamic Molecular Technologies, LLC, exchanged its preferred stock for a total of 269,315 shares of common stock. Upon issuance, these shares were transferred to the principal of Biodynamic Molecular Technologies, LLC. This common stock position, which represents 2.5% of the Company’s post-closing common stock, is non-dilutable for a period of one (1) year. As part of the transaction, the former officers of the Company and majority shareholders have agreed to indemnify the Company against certain liabilities of the Company for one year after the transaction.

On January 9, 2019, the Company completed a reverse recapitalization (“Recapitalization”) with New You LLC, a privately held Wyoming limited liability company in accordance with the terms of a share exchange agreement (“Share Exchange Agreement”). Pursuant to the Share Exchange Agreement, the Company issued 15,974,558 common shares in exchange for one hundred percent (100%) of the outstanding units of New You LLC (11,450 units), with New You LLC becoming a wholly-owned operating subsidiary of the consolidated company. The transaction was accounted for as a reverse recapitalization because the Company was a shell company prior to the transaction. For accounting purposes, New You LLC is considered to have obtained the net monetary assets of the Company in exchange for equity. Upon the consummation of the Recapitalization, the historical financial statements of New You LLC became the consolidated company’s historical financial statements. Accordingly, financial statements for periods ending after the Recapitalization, including comparative statements presented, will reflect the financial position and operations of New You LLC, except that the capital structure of New You LLC will be adjusted based on the ratio of common shares issued and units transferred in accordance with the Share Exchange Agreement.

On March 8, 2019, pursuant to stockholder consent, the Company’s Board of Directors authorized an amendment (the "Amendment") to the Company’s Certificate of Incorporation, as amended, to (i) change the name of the Company from The Radiant Creations Group, Inc. to New You, Inc. and (ii) effect a reverse stock split of the issued and outstanding shares of the Company’s common stock, par value $0.00001, on a 1 for 50 basis (the "Reverse Stock Split"). The Company filed the Amendment with the Nevada Secretary of State reflecting the name change on March 27, 2019. On April 29, 2019, the Financial Industry Regulatory Authority, Inc. notified us that the Name Change and Reverse Stock Split would take effect on April 30, 2019 (the "Effective Date"). On the Effective Date, each holder of common stock received 1 share of the Company’s common stock for each 50 shares of common stock the investor owned immediately prior to the Reverse Stock Split. The Company did not issue fractional shares in connection with the Reverse Stock Split. Fractional shares will be rounded up to the nearest whole share. In addition, on the Effective Date the Company’s trading symbol changed to “RCGPD” for a period of 20 business days, after which the "D" was removed and the Company began trading under new trading symbol “NWYU.”

Going Concern

We incurred an operating loss of $40,416 and negative operating cash flows of $30,157 in the year ended December 31, 2018. At December 31, 2018, we had a cash balance of $0, and a working capital deficit of $16,570.

We have not been able to generate sufficient cash from operating activities to fund our ongoing operations. We will be required to raise additional funds through public or private financing, additional collaborative relationships or other arrangements until we are able to raise revenues to a point of positive cash flow. We are evaluating various options to further reduce our cash requirements to operate at a reduced rate, as well as options to raise additional funds, including obtaining loans and selling common stock. There is no guarantee that we will be able to generate enough revenue and/or raise capital to support its operations.

Based on the above factors, substantial doubt exists about our ability to continue as a going concern for one year from the issuance of these financial statements.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

F-26

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) to reflect the accounts and operations of the Company.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. The Company considers cash deposits in banks as cash and investments with original maturities at purchase of three months or less as cash equivalents. There were no cash equivalents as of December 31, 2018 and 2017.

Inventory

Inventory consists of finished goods and is valued at the lower of cost or net realizable value. Cost is determined using the first in first out (FIFO) method. Provision for potentially obsolete or slow moving-inventory is made based on management analysis or inventory levels and future sales forecasts.

Prepaid Expenses

Prepaid expenses consist of various payments that the Company has made in advance for goods or services to be received in the future. These prepaid expenses primarily consist of deposits on inventory yet to be delivered or shipped.

Property and Equipment

Property and equipment are stated at cost net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets generally ranging from three to five years. Leasehold improvements are amortized over the shorter of the estimated useful life or the remaining lease term. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in the consolidated statements of operations. Maintenance and repairs that do not improve or extend the lives of the respective assets are charged to expense in the period incurred. The Company had no property and equipment as of December 31, 2018 and 2017.

Impairment

We evaluate the recoverability of long-lived assets in accordance with authoritative guidance on accounting for the impairment or disposal of long-lived assets. We evaluate long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of these assets may not be recoverable. Such impairment is recognized in the event the net book value of such assets exceeds their fair value. If the carrying value of the net assets assigned exceeds the fair value of the assets, then the second step of the impairment test is performed in order to determine the implied fair value. No impairment of long-lived assets occurred in the years presented.

Basic And Diluted Net Loss Per Share

Basic income per common share is computed based upon the weighted average common shares outstanding as defined by FASB ASC No. 260, Earnings Per Share. Diluted income per share includes the dilutive effects of stock options, warrants, and stock equivalents on an “as if converted” basis. To the extent stock options, stock equivalents and warrants are anti-dilutive, they are excluded from the calculation of diluted income per share. In conjunction with the July 11, 2018 SPA, the formerly controlling shareholder, Biodynamic Molecular Technologies, LLC, exchanged its preferred stock for a total of 269,315 shares of common stock. Upon issuance, these shares were transferred to the principal of Biodynamic Molecular Technologies, LLC. This common stock position, which represents 2.5% of the Company’s post-closing common stock, is non-dilutable for a period of one (1) year. There were no dilutive securities in 2017 and 2018.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Contracts with Customers, using a five-step analysis that includes identifying the contract, identifying performance obligations in the contract, determining the transaction price, allocating the transaction price among the performance obligations, and recognizing revenue as or when control of goods or services is transferred to the customer.

Cost of Goods Sold

F-27

Amounts recorded as cost of revenue relate to direct expenses incurred in order to fulfill orders of the Company’s products. Such costs are recorded as incurred. The Company’s cost of revenue consists primarily of the cost of product; refunds and chargebacks; processing fees; and the cost of product samples.

Advertising Expenses

The Company expenses advertising costs as incurred in accordance with ASC 720-35, “Other Expenses – Advertising Cost.” Advertising expenses recognized totaled $0 and $7,346 for the year ended December 31, 2018 and 2017, respectively.

Research and Development

Research and development costs are expensed as incurred.

Income Taxes

The Company provides for income taxes utilizing the asset and liability method of accounting. Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each balance sheet date, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. If it is determined that it is more likely than not that future tax benefits associated with a deferred tax asset will not be realized, a valuation allowance is provided. The effect on deferred tax assets and liabilities of a change in the tax rates is recognized in the statements of operations as an adjustment to income tax expense in the period that includes the enactment date. Utilization of the net operating loss carry forwards and credits may be subject to a substantial annual limitation due to ownership change limitations provided by Section 382 of the Internal Revenue Code of 1986, as amended, and similar state provisions.

The Company records a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits in income tax expense.

Stock Compensation Expense

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date. Share-based expense for the year ended December 31, 2018 and 2017 was $29,750 and $127,500.

Recently Issued Accounting Standards

FASB ASU No. 2018-18, “Clarifying the Interaction between Topic 808 and Topic 606” – Issued in November 2018, ASU 2018-18 provides guidance on whether certain transactions between collaborative arrangement participants should be accounted for within revenue under Topic 606 in order to provide for better comparability among entities. The guidance clarifies which transactions should be accounted for as revenue under Topic 606 and provides unit-of-account guidance in Topic 808 to align with the guidance in Topic 606 regarding distinct goods or services. The guidance also specifies that transactions with a collaborative arrangement not directly related to sales to third parties may not be presented together with revenue recognized under Topic 606. The guidance will be effective for the Company on January 1, 2020, including interim periods, and must be applied retrospectively. An entity may apply the guidance to either all contracts or to only contracts that are not completed as of the date of the initial application of Topic 606. The Company has early adopted this standard. Adoption of this guidance did not have a material impact on the Company’s financial condition or results of operations.

FASB ASU No. 2016-15, “Classification of Certain Cash Receipts and Cash Payments (a Consensus of the Emerging Issues Task Force)” – In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 clarifies how certain cash receipts and payments should be presented in the statement of cash flows. This standard is effective for fiscal years beginning after December 15, 2017. Adoption of ASU 2016-15 did not have a significant impact on the Company’s financial statements.

FASB ASU No. 2014-09, “Revenue from Contracts with Customers” – In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. In August 2015, the FASB issued ASU 2015-14 to defer the effective date for annual reporting to periods beginning after December 15, 2017, including interim periods within that reporting period. Early adoption is permitted as of the original effective date in ASU 2014-09, which is annual reporting periods beginning after December 15, 2016, which the Company has chosen to early adopt. In December 2016, the FASB issued ASU 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers which affect narrow aspects of the guidance issued in ASU 2014-09. In May 2016, the FASB issued ASU 2016-12, Narrow Scope Improvements and Practical Expedients, which amends and clarifies certain aspects in ASU 2014-09 that include collectability, presentation of sales and other taxes collected from customers, noncash consideration, contract modifications and completed contracts at transition. In April 2016, the FASB issued ASU 2016-10, Identifying Performance Obligations and Licensing, which amends the guidance in ASU 2014-09 on accounting for licenses of intellectual property and identifying performance obligations. In March 2016, the FASB issued ASU 2016-08, Principal versus Agent Considerations (Reporting Revenue Gross versus Net), which amends the principal versus agent guidance in ASU 2014-09. The standards are to be applied retrospectively and the Company has elected to utilize the full retrospective method. Adoption of ASU 2014-09 and related amendments did not have a significant impact on the Company’s financial statements.

F-28

FASB ASU No. 2018-07 (Topic 718), “Compensation—Stock Compensation: Improvements to Nonemployee Share- Based Payment Accounting” – Issued in June 2018, ASU 2018-07 expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The amendments also clarify that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606. The new standard will be effective for the Company on January 1, 2019. The Company has early adopted this standard using the full retrospective method. Adoption of this guidance did not have a material impact on the Company’s financial condition or results of operations.

FASB ASU No. 2018-13 (Topic 820), “Fair Value Measurement” – Issued in August 2018, ASU 2018-13 modifies, removes and adds certain disclosure requirements on fair value measurements based on the FASB Concepts Statement, Conceptual Framework for Financial Reporting—Chapter 8: Notes to Financial Statements. ASU 2018-13 is effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. Early adoption is permitted. The Company does not expect the standard to have a material impact on our financial statements and related disclosures.

FASB ASU No. 2018-09, “Codification Improvements” - In July 2018, the FASB issued ASU 2018-09, Codification Improvements (“ASU 2018-09”). This standard does not prescribe any new accounting guidance, but instead makes changes to a variety of topics to clarify, correct errors in, or make minor improvements to the Accounting Standards Codification. Certain updates are applicable immediately, but the majority of the amendments in ASU 2018-09 will be effective for annual periods beginning after December 15, 2018. The Company does not expect the standard to have a material impact on our financial statements and related disclosures.

FASB ASU No. 2018-02, (Topic 220), “Income Statement – Reporting Comprehensive Income” - In June 2018, the FASB issued ASU 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”), to simplify the accounting for share-based payments made to nonemployees. Under ASU 2018-07, accounting for share-based payments made to nonemployees is substantially the same as the accounting for share-based payments made to employees. Share based awards to nonemployees will be measured at fair value on the grant date of the awards, with the need to assess the probability of satisfying performance conditions, if any are present. This guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, and early adoption is permitted. The Company has early adopted this standard using the full retrospective method. Adoption of this guidance did not have a material impact on the Company’s financial condition or results of operations.

FASB ASU 2017-04 (Topic 350), “Intangibles - Goodwill and Others” – Issued in January 2017, ASU 2017-04 simplifies how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. Step 2 measures a goodwill impairment loss by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount of that goodwill. ASU 2017-04 is effective for annual periods beginning after December 15, 2019 including interim periods within those periods. The Company does not expect the standard to have a material impact on our financial statements and related disclosures.

FASB ASU No. 2016-02 (Topic 842), “Leases” – Issued in February 2016, ASU No. 2016-02 established ASC Topic 842, Leases, as amended by subsequent ASUs on the topic, which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. ASU 2016-02 requires lessees to apply a two-method approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase. Lessees are required to record a right-of-use asset and a lease liability for all leases with a term greater than 12 months. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases. Lessees will recognize expense based on the effective interest method for finance leases or on a straight-line basis for operating leases. The accounting applied by the lessor is largely unchanged from that applied under the existing lease standard. We will be required to record a right-of-use asset and lease liability equal to the present value of the remaining minimum lease payments and will continue to recognize expense on a straight-line basis upon adoption of this standard. ASU 2016-02 is effective for reporting periods beginning after December 15, 2018, with early adoption permitted. In July 2018, the FASB issued an update ASU 2018-11 Leases: Targeted Improvements, which provides companies with an additional transition option that would permit the application of ASU 2016-02 as of the adoption date rather than to all periods presented. We adopted this standard on January 1, 2019 and elected to use the transition practical expedients package available to us under this new standard.

3.	NOTES PAYABLE

In October 2014, the Company issued a demand note in the amount of $50,000 for cash. The note was due on demand and accrued interest at an annual rate of 12%. During the year ended December 31, 2018, the Company issued 44,000 shares of common stock to settle the outstanding note of $30,000 as part of the purchase. As of December 31, 2018 and 2017, the principal balance on the note was $0 and $30,000, respectively.

F-29

In April 2015, the Company issued a note payable in the amount of $150,000 for cash. The note matured in 24 months and accrued interest at an annual rate of 12%. The holder of the note also received 240 shares of common stock. On July 11, 2018, the Company paid $50,000 of the outstanding principal and issued 20,000 shares common stock to settle the outstanding liability, including $100,000 of principal and $45,000 of interest. As of December 31, 2018 and 2017, the principal balance on the note was $0 and $150,000, respectively.

In March 2016, the Company issued a promissory note in the amount of $25,000 for cash. The note matured in 12 months and did not accrue interest. The holder of the note also received 2,200 shares of common stock. In March 2017, the creditor agreed to extend the due date to March 2018 in exchange for 1,000 shares. In early 2018, the Company agreed with the creditor to assign the note and all of the inventory owned by the Company at that point in time to Palm Beach Pure, Inc., an entity owned by the Company’s then-CEO, Gary Alexander. As of December 31, 2018 and 2017, the principal balance on the note was $0 and $25,000, respectively.

In March 2016, the Company issued a promissory note in the amount of $15,000 for cash. The note matured in 8 months and did not accrue interest. The holder of the note also received 6,000 shares of common stock. In lieu of interest, the Company would issue penalty shares to the note holder if the debt was not paid off prior to the maturity date. The note required issuance of 2,000 shares of common stock for the first month delinquent, 4,000 shares of common stock for the second month delinquent, and 6,000 shares of common stock for every month after that. The Company recorded a liability for shares based on the fair value of the shares in the month that the shares were supposed to be issued. The Company issued 12,000 common shares in 2016 and 18,000 common shares in 2017 to the creditor as a late payment penalty. In early 2018, the Company agreed with the creditor to cancel the debt in exchange for payment of the original $15,000 balance. As of December 31, 2018 and 2017, the principal balance on the note was $0 and $15,000, respectively. As of December 31, 2018 and 2017, the liability to issue shares was $0, and $135,000, respectively. The company paid the $15,000 and recorded the difference between the book value of the note, accrued interest, and share liability, and the $15,000 cash paid in settlement, as gain on extinguishment of debt.

All notes payable were settled prior to the transfer in control on July 11, 2018. The settlement of the above notes payable was treated as a debt extinguishment resulting in a gain of $409,443 in the year ended December 31, 2018.

4.	CONVERTIBLE NOTES

On May 21, 2013 and June 12, 2013, the Company signed two convertible note agreements with a third party in which the party loaned $200,000 subject to annual interest of 10%. On July 28, 2014, the Company amended the terms of one of the two loans and fixed the maturity date of the loan to May 20, 2015. On February 26, 2014, the Company entered into a loan modification and addendum with the holder of the notes, and adjusted the conversion price to $0.075. Prior to the modifications on July 28, 2014 and February 26, 2014, one of the convertible notes did not contain a maturity date and the conversion price for both notes was based on a 50% discount from the five day average trading price prior to conversion. On January 24, 2017, the Company and related Affiliates entered into a Settlement Agreement and General Release with this lender where in the Company owed the Lender $200,000 plus accrued interest. The Company agreed to pay $25,000 and to deliver its remaining shares of NIT Enterprises, Inc., a former minority held investment, and in exchange, NIT Enterprises, Inc. agreed to assume the entire $200,000 debt obligation from the Company. Additional consideration was to be provided directly by NIT Enterprises, Inc. As of December 31, 2018 and 2017, the principal balance on these convertible notes was $0 and $0, respectively. No gain or loss was recognized on this debt extinguishment since the value of the minority held investment approximated the value of the convertible notes and related accrued interest.

All convertible notes were settled prior to the transfer in control on July 11, 2018.

5.	COMMON STOCK

During the year ended December 31, 2017, the Company issued 3,000 shares of common stock to investors according to the terms provided in the Company’s stock subscription agreement.

During the year ended December 31, 2017, the Company issued 18,000 shares to the Company’s promissory note holders as penalty for late payment, and 1,000 shares to the Company’s promissory note holders in exchange for extending the term of a note as described in Note 3. The Company valued the shares at fair value on the date of grant, which was $38,000.

During the year ended December 31, 2017, the Company issued 40,000 shares of common stock to a third party for website development services provided by consultants. The Company valued the shares at $100,000 or $2.50 per share; the fair value on the date of grant which management believes approximates the value of the services rendered.

During the year ended December 31, 2017, the Company issued 11,000 shares of common stock to various non-employees for their services rendered. The Company valued these shares at $27,500 or an average of $2.50 per share; the fair value on the date of grant which management believes approximates the value of the services rendered.

During the year ended December 31, 2017, the Company cancelled 7,000,000 shares of Series B preferred stock and 10,000 common stock.

On July 11, 2018, the Company closed on the SPA with three investors. Under the SPA, the investors were issued 9,695,328 shares of common stock. These shares were issued in exchange for a total Purchase Price of $95,000. As part of the SPA, the Company consented to enter into an agreement to exchange 3,000,000 shares of Series A preferred stock and 20,000,000 shares of Series B preferred stock for 269,315 shares of common stock held by the Company’s previous majority owner.

F-30

As part of the SPA, the Company consented to enter into an agreement to settle a promissory note with a creditor for the issuance of 20,000 shares of common stock for the cancellation of liabilities of approximately $145,000.

During the year ended December 31, 2018, the Company issued 4,827 shares of common stock to various non-employees for their services rendered. The Company valued these shares at $12,067 or an average of $2.50 per share; the fair value on the date of grant which management believes approximates the value of the services rendered.

During the year ended December 31, 2018, the Company issued 44,000 shares of common stock to a third party in satisfaction of principal and interest of $30,000. The Company valued these shares at $30,000 or $0.68 per share; the fair value on the date of grant.

On March 8, 2019, pursuant to stockholder consent, the Company’s Board of Directors authorized an amendment to the Company’s Certificate of Incorporation, as amended, to effect a Reverse Stock Split of the issued and outstanding shares of common stock, par value $0.00001, on a 1 for 50 basis. All share and per share information has been retrospectively adjusted to reflect the Reverse Stock Split.

6.	INCOME TAXES

The Company incurred no current or deferred tax expense during the years ended December 31, 2018 and 2017. The components of deferred tax assets and liabilities:

	12/31/2018	12/31/2017
Deferred income tax assets:
Net operating loss carryforwards	$—	$1,677,028
Total deferred income tax assets	$—	$1,677,028
Deferred income tax liabilities:	$—	$—
Net deferred income tax assets	—	1,677,028
Valuation allowance	$—	$(1,677,028)
Net deferred income taxes	$—	$—

For the years ended December 31, 2018 and 2017, a reconciliation of the federal statutory tax rate to the Company's effective tax rate is as follows:

	12/31/2018	12/31/2017
U.S. Federal Statutory Income Tax Rate	59,476	(167,016)
State income tax, net of federal benefit	12,306	(17,831)
Other	(3,268)	—
Write off NOL's due to ownership change	1,608,514	—
Change in federal tax rate	—	843,228
Valuation Allowance	(1,677,028)	(658,381)
Income Tax Expense	—	—

Permanent differences include ordinary and necessary business expenses deemed by the Company as a non-allowable deduction and tax deductions related to equity compensation that are less than the compensation recognized for financial reporting purposes.

As of December 31, 2018, and December 31, 2017, the Company had federal net operating loss carryforwards of approximately $0 and $6,787,443, respectively, and state net operating loss carryforwards of $0 and $5,792,061, respectively. These tax attributes are subject to an annual limitation from equity shifts, which constitute a change of ownership as defined under Internal Revenue Code Section 382. The full amount of the NOLs are limited based on section 382 of the tax code. On July 11, 2018, there was an ownership change which reduced the NOLs to zero.

Management assesses the available positive and negative evidence to estimate if sufficient future taxable income will be generated to use the existing deferred tax assets. A significant piece of objective negative evidence evaluated was the cumulative losses incurred through the period ended December 31, 2018. Such objective evidence limits the ability to consider other subjective evidence such as our projections for future growth. On the basis of this evaluation, management has determined to record a full valuation allowance on its deferred tax assets. The amount of the deferred tax asset considered realizable, however, could be adjusted if estimates of future taxable income during the carryforward period are reduced or increased or if objective negative evidence in the form of cumulative losses is no longer present and additional weight may be given to subjective evidence such as our projections for growth.

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7.	COMMITMENTS AND CONTINGENCIES

From time to time, the Company may be involved in various legal proceedings and claims arising in the ordinary course of business. Depending on the amount and timing of such disposition, an unfavorable resolution of some or all of these matters could materially affect the future results of operations or cash flows in a particular period.

As of December 31, 2018 and 2017, there was no accrual recorded for any potential losses related to pending litigation, and no such losses were recorded for the years then ended.

8.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through November 7, 2019, which is the date the financial statements were issued. The Company has determined that there were no subsequent events which required recognition, adjustment to or disclosure in the financial statements except as discussed below and in the section “Recent Developments” under Note 1 above.

In January 2019, the Company entered into the Recapitalization described in Note 1, pursuant to which the Company issued 15,974,558 common shares.

Subsequent to December 31, 2018, the Company issued 409,605 common shares pursuant to the 2.5% anti-dilution provision described in Note 1.

Subsequent to December 31, 2018, the Company issued 6,578,358 common shares that resulted in raising $309,894 in additional capital.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the Registrant, other than estimated placement agents’ fees and commissions, in connection with our public offering. All amounts shown are estimates except for the SEC registration fee:

SEC registration fee	$929.76
Legal fees and expenses	19,000
Accounting fees and expenses	158,000
Printing and engraving expenses	1,500
Total	$179,429.76

Item 14. Indemnification of Directors and Officers

Neither our articles of incorporation, nor our bylaws, prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statutes (“NRS”). NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Our charter provides that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the NRS, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification. We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

Our bylaws provide that a director or officer of the Company shall have no personal liability to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of section 78.3900 of the NRS as it may from time to time be amended or any successor provision thereto.

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Item 15. Recent Sales of Unregistered Securities

1.	On July 11, 2018, we closed our Subscription and Securities Purchase Agreement (the “SPA”) with three investors, Carlsbad Naturals, LLC, Ray Grimm, our CEO, and Nish Mehta, a former officer. Under the SPA, the investors were issued a (collectively) controlling interest in the Company consisting of a total of 9,695,328 shares of common stock. These shares were issued in exchange for a total Purchase Price of $95,000. The Purchase Price was used to settle and retire our notes payable, for certain compliance costs, and for general working capital. In conjunction with the SPA, our formerly controlling shareholder, Biodynamic Molecular Technologies, LLC, exchanged its preferred stock for a total of 269,315 shares of common stock. Upon issue, these shares were transferred to principal of Biodynamic Molecular Technologies, LLC, Michael Alexander. This common stock position, which represented 2.5% of our post-closing common stock, was formerly non-dilutable for a period of one (1) year. The issuances made in connection with these transactions did not involve any public offering and were exempt under Section 4(a)(2) of the Securities Act.

2.	On January 9, 2019, we acquired one hundred percent (100%) of the outstanding membership interests in our current operating subsidiary, New You LLC, under a Share Exchange Agreement. Pursuant to the Share Exchange Agreement, we issued 15,974,558 shares of common stock to the former members of New You LLC. The members of New You LLC included our current CEO, Ray Grimm, Jr., and certain other affiliates of the Company. The issuances made in connection with these transactions did not involve any public offering and were exempt under Section 4(a)(2) of the Securities Act.

3.	Beginning in February of 2019 and continuing through December 19, 2019, we conducted private offering of common shares at a $0.50 per share pursuant to Rule 506(b) under Regulation D. Shares were offered to accredited investors and we engaged in no general solicitation or advertising in connection with the offering. We sold a total of 639,558 shares for total proceeds of $309,894.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

3.1	Articles of Incorporation, as Amended*

3.2	Amended and Restated Bylaws*

5.1	Opinion of Laxague Law, Inc.*

10.1	Subscription and Securities Purchase Agreement*

10.2	Share Exchange Agreement*

10.3	Lease*

10.4	New You Brand Partner Agreement*

21.1	List of Subsidiaries*

23.1	Consent of Independent Registered Public Accounting Firm(1)

(1) Filed Herewith

* Incorporated by reference to Registration Statement on Form S-1 filed November 7, 2019.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on January 27, 2020.

New You, Inc., a Nevada corporation

By: /s/ Ray Grimm Name: Ray Grimm Title: Chief Executive Officer, and Director (principal executive officer)

By: /s/ James Sinkes Name: James Sinkes Title: Chief Accounting Officer (principal accounting officer and principal financial officer)

By: /s/ Nish Mehta Name: Nish Mehta Title: Director

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ray Grimm, Jr. his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

By: /s/ Ray Grimm Name: Ray Grimm Title: Chief Executive Officer, and Director (principal executive officer) January 27, 2020

By: /s/ James Sinkes Name: James Sinkes Title: Chief Accounting Officer (principal accounting officer and principal financial officer) January 27, 2020

By: /s/ Nish Mehta Name: Nish Mehta Title: Director January 27, 2020

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